Exhibit 10.1
ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN
As Approved by Stockholders on August 8, 2019
1.     PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate Eligible Individuals whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through Awards. Capitalized terms not defined in the text are defined in Section 25.
2.     SHARES SUBJECT TO THIS PLAN.
2.1    Number of Shares Available for Awards. Subject to Sections 2.2, 2.3, 2.4 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 13,500,000 Shares (including for Incentive Stock Options) plus any Shares authorized for grants or subject to Awards under the Electronic Arts Inc. 2000 Equity Incentive Plan, as amended and restated on July 28, 2016 (the “Prior Plan”) that are not issued or delivered to a Participant for any reason, including, without limitation, Shares subject to an Award that terminates, expires, or lapses for any reason, or that is settled in cash. Any Shares distributed pursuant to an Award may consist in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market.
2.2    Share Usage. Any Shares that are subject to Awards of Options or SARs or other Award that is not a Full-Value Award shall be counted against this limit as one (1) Share for every one (1) Share granted or subject to grant for any such Award. Any Shares that are subject to a Full-Value Award (other than Options or SARs) shall be counted against this limit as 1.43 Shares for every one (1) Share granted or subject to grant for any such Award. To the extent that an Award terminates, expires, or lapses for any reason, or that is settled in cash, any Shares subject to the Award shall again be available for the grant of an Award. Any Shares that become available for the grant of Awards pursuant to this Section 2.2 shall be added back as one (1) Share if such Shares were subject to Options or SARs granted under this Plan and as 1.43 Shares if such Shares were subject to Full-Value Awards granted under this Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under this Section 2.2: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (ii) Shares tendered by a Participant or withheld by the Company in payment of the Exercise Price of an Option or a SAR; (iii) Shares tendered by a Participant or withheld by the Company to satisfy any Tax-Related Items withholding obligation with respect to an Award; and (iv) Shares repurchased by the Company on the open market with the proceeds of the Exercise Price from Options. The payment of Dividend Equivalent Rights, if any, in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under this Plan. Notwithstanding the provisions of this Section 2.2, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
2.3    Substitute Awards. To the extent permitted by applicable securities law or any rule of the securities exchange on which the Shares are then listed or traded, Substitute Awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable securities law or any rule of the securities exchange on which the Shares are then listed or traded, in the event that an entity acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the Shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Substitute Awards under this Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under this Plan; provided that Substitute Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors of the Company or any Subsidiary prior to such acquisition or combination.
2.4    Adjustment of Shares. In the event of any increase, decrease or change in the number or characteristic of outstanding Shares of the Company effected without receipt of consideration by the Company or by reason of a share split, spin-off, share or extraordinary cash dividend, share combination or reclassification, recapitalization or merger, Change in Control, or similar event, the Committee may substitute or adjust proportionately, as the Committee in its sole discretion deems equitable, (a) the aggregate number and kind of Shares that may be issued under this Plan (including, but not limited to, adjustments of the limitations in Section 2.1); (b) the number and kind of securities subject to outstanding Awards; (c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Factors or criteria with respect thereto); and (d) the Exercise Price or purchase price per Share for any outstanding Awards under this Plan, subject to any required action by the Board or the stockholders of the Company and compliance with Applicable Laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee in its sole discretion. Any adjustment affecting an Award that is subject to Section 409A of the Code shall be made consistent with the requirements of Section 409A.
3.     ELIGIBILITY AND PARTICIPATION.
3.1    Eligibility. Unless otherwise set forth in Section 5.5, each Eligible Individual shall be eligible to be granted one or more Awards.
3.2    Participation. Subject to the provisions of this Plan, the Committee, from time to time, may select from among all Eligible Individuals those to whom Awards shall be granted, and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.
4.     ADMINISTRATION.
4.1    Committee Authority. This Plan will be administered by the Committee. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select Eligible Individuals to receive Awards;
(d)    determine the terms and conditions of any Award, including, without limitation, the vesting, exercisability and payment of Awards, whether the Awards are subject to any Performance Goals or Performance Factors; the effect of a Participant’s leave of absence or Termination of Service on any Award, and accelerations or waivers thereof, any provisions related to recoupment of an Award or a gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(e)    determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;
(f)    determine the number of Shares or other consideration subject to Awards;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(h)    establish, adopt or revise any rules and regulations, including adopting sub-plans to this Plan, for the purposes of facilitating compliance with foreign laws, easing the administration of this Plan and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the U.S., in each case as it may deem necessary or advisable;
(i)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(j)    determine whether a Performance-Based Award has been earned; and
(k)    prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the U.S.; and
(l)    make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.
4.3    Action by the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of this Plan.
4.4     Delegation of Authority. To the extent permitted by Applicable Laws, the Committee, from time to time, may delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Non-Employee Directors) to whom authority have been delegated pursuant to the foregoing clauses (i) and (ii). Furthermore, if the authority to grant or amend Awards has been delegated to a committee pursuant and subject to the preceding sentence, such authority may be further delegated by such committee to one or more officers of the Company. For the avoidance of doubt, provided it meets the limitations of this Section 4.4, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in Applicable Laws or regulations, including, without limitation, in jurisdictions outside the U.S. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Committee specifies at the time of such delegation, and the Committee may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.4 shall serve in such capacity at the pleasure of the Committee.
5.     OPTIONS. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:
5.1    Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 2.4, the per-Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
5.2    Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under this Plan shall not exceed ten (10) years. The Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of an Option may be exercised. The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.
5.3    Payment. The Committee shall determine the methods by which the exercise price of an Option and any applicable withholding of Tax-Related Items may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date or surrender of attestation equal to the aggregate exercise price of the Shares as to which the Option is to be exercised; (iii) promissory note from a Participant to the Company or a third-party loan guaranteed by the Company (in either case, with such loan bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code or similar local tax law); (iv) through the delivery of a notice that a Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee; (vi) other property acceptable to the Committee; or (vii) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to each Participant. The Committee also shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Non-Employee Director or an “executive officer” of the Company within the meaning of Item 401(b) of Regulation S-K of the Securities Act or Sections 16a-1(f) and 3b-7 of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
5.4    Exercise of Option.
(a)    Procedure for Exercise. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (A) a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable Tax-Related Items). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of a Participant.
(b)    Termination of Service. If a Participant’s Service is Terminated, including as a result of a Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Committee, if on the date of Termination of Service, a Participant is not vested as to his or her entire Option, the unvested portion of the Option shall be forfeited, and the Shares covered by the unvested portion of the Option shall revert to this Plan. If, after Termination of Service, a Participant does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to this Plan.
5.5    Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any “subsidiary corporation,” as defined in Section 424(f) of the Code and any applicable U.S. Department of Treasury regulations promulgated thereunder, of the Company, and the terms of any Incentive Stock Options, in addition to the requirements of Sections 5.1 through 5.4 must comply with the provisions of this Section 5.5.
(a)    Expiration. Subject to Section 5.5(c) an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i)    Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;
(ii)    Three (3) months after a Participant’s Termination Date on account of any reason other than death or Disability (within the meaning of Section 22(e)(3) of the Code); and

(iii)    One (1) year after the date of a Participant’s Termination of Service on account of death or Disability (within the meaning of Section 22(e)(3) of the Code).
(b)    Dollar Limitation. The aggregate Fair Market Value of all Shares underlying an Incentive Stock Option may not exceed US$100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision at the time the Incentive Stock Option is first exercisable by a Participant in any given calendar year. The US$100,000 limit is determined based on the aggregate Fair Market Value of the Option on the date the Incentive Stock Option is granted, not at the time the Option is exercisable by a Participant. If the Incentive Stock Option is first exercisable by a Participant in excess of such limitation, the excess shall be considered a Non-Qualified Stock Option.
(c)    Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company only if such Incentive Stock Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Incentive Stock Option is exercisable for no more than five (5) years from the date of grant.
(d)    Notice of Disposition. A Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such Shares to the Participant.
(e)    Right to Exercise. During a Participant’s lifetime, only the Participant may exercise an Incentive Stock Option.
(f)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.6    Substitution of SARs. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such substitution complies with Section 2 of this Plan and that the SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
6.     RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock and subject to execution of the Award Agreement, a Participant shall become a stockholder of the Company with respect to all Shares subject to the Restricted Stock and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares.
6.1    Purchase Price. At the time of the grant of Restricted Stock, the Committee shall determine the price, if any, to be paid by a Participant for each Share subject to the Restricted Stock.
6.2    Issuance, Vesting and Restrictions. The Committee shall determine the vesting or other conditions, if any, and such other restrictions on transferability and other restrictions to which Restricted Stock may or may not be subject (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends and other distributions on the Restricted Stock). The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.
6.3    Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4    Legend. Restricted Stock granted pursuant to this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are issued in the name of a Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
7.     RESTRICTED STOCK UNITS. The Committee is authorized to grant Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.
7.1    Vesting Conditions. A Participant receiving a Restricted Stock Unit Award shall not possess the rights of a stockholder of the Company with respect to the Shares subject to such grant are settled and have been issued to a Participant. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.
7.2    Purchase Price. At the time of the grant of Restricted Stock Units, the Committee shall determine the price, if any, to be paid by a Participant for each Share subject to the Restricted Stock Units.
7.3    Form and Time of Settlement. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date, or it may be deferred to any later date, subject to compliance with Section 409A of the Code in the case of Restricted Stock Units granted to a U.S. taxpayer, as applicable. On the settlement date, subject to satisfaction of applicable Tax-Related Items withholding (as further set forth in Section 13), the Company shall issue or transfer to a Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of Shares that would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case less applicable withholding of Tax-Related Items (as further set forth in Section 13). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Section 2.4.
7.4    General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.
8.     STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights, or SARs, to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:
8.1    Exercise Price. The Exercise Price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement but shall be no less than 100% of the Fair Market Value per Share.
8.2    Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under this Plan shall not exceed ten years. The Committee shall also determine the Performance Goals or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.
8.3    Payment and Limitations on Exercise. A SAR shall entitle a Participant (or other person entitled to exercise the SAR pursuant to this Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the SAR is exercised over (B) the Exercise Price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, less applicable withholding of Tax-Related Items (as further set forth in Section 13), subject to any limitations the Committee may impose. Payment of the amounts determined under this Section shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the SAR is exercised) or a combination of both, as determined by the Committee and set forth in the Award Agreement.
9.     OTHER SHARE-BASED AWARDS. Subject to limitation under Applicable Laws, the Committee is authorized under this Plan to grant Awards (other than Options, Restricted Stock, Restricted Stock Units and SARs) to Eligible Individuals subject to the terms and conditions set forth in this Section 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of this Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or other property under this Plan or other plans or compensatory arrangements. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement. The Committee may establish one or more separate programs under this Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
9.1    Exercise Price. The Committee may establish the exercise price, if any, of any Other Share-Based Award granted pursuant to this Section 9; provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant for an Award that is intended to be exempt from Section 409A of the Code.
9.2    Form of Payment. Payments with respect to any Awards granted under Section 9 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.
9.3    Vesting Conditions. The Committee shall specify the date or dates on which the Awards granted pursuant to this Section shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of Performance Goals, or a combination of both.
9.4    Term. Except as otherwise provided herein, the Committee shall set, in its discretion, the term of any Award granted pursuant to this Section; provided that the term of any Award granted pursuant to this Section shall not exceed ten (10) years.
10.    GRANTS TO NON-EMPLOYEE DIRECTORS.
10.1    Types of Awards and Shares. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except Incentive Stock Options. Awards pursuant to this Section 10 may be automatically made pursuant to policy adopted by the Board or the Committee, or made from time to time as determined in the discretion of the Board or the Committee.
10.2    Eligibility. Awards pursuant to this Section 10 shall be granted only to Non-Employee Directors. A Non-Employee Director who is appointed, elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 10.
10.3    Vesting, Exercisability and Settlement.
(a)    Except as set forth in Section 10.3(b), Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
(b)    Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Non-Employee Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable (to the extent applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.
10.4    Shares in Lieu of Cash Compensation. Each Non-Employee Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares, provided such election complies with Section 409A of the Code. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Non-Employee Director. If a Non-Employee Director so elects to receive Shares in lieu of cash, there shall be credited to such Non-Employee Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election.
10.5    Maximum Awards. No Non-Employee Director may be granted, in any fiscal year of the Company, Awards with a grant date fair value of more than US$1,200,000 in aggregate whereby (1) Shares in lieu of cash compensation may not have a grant date fair value in excess of US$600,000; and (2) a service Award may not have a grant date fair value in excess of US$600,000. Grant date fair value is determined as of the grant date of the Award or Shares in lieu of cash compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).
11.    FORFEITURE OR CLAWBACK OF AWARDS. Notwithstanding anything to the contrary contained herein, and in accordance with Applicable Laws, an Award Agreement may provide that the Award shall be forfeited or canceled if a Participant engages in activity that is in conflict with or adverse to the interest of the Company or its Subsidiaries (including conduct contributing to financial restatements, material noncompliance in the financial reports requirements or similar financial or accounting irregularities), as determined by the Committee in its sole discretion. Subject to Applicable Laws, the Committee may provide in an Award Agreement that if within the time period specified in the Award Agreement a Participant engages in an activity referred to in the preceding sentence, a Participant will forfeit any gain realized with respect to the Award and must repay such gain to the Company. Notwithstanding this Section 11, any Award Agreement evidencing Awards to an Eligible Individual shall provide for repayment on forfeiture as may be required to comply with the requirement of any applicable securities law, including any securities exchange on which the Shares are listed or traded, as may be in effect from time to time.
12.    FOREIGN AWARDS AND RIGHTS. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in countries and other jurisdictions in which the Company and its Subsidiaries have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Laws of jurisdictions where Eligible Individuals reside; (ii) establish sub-plans and determine the Exercise Price, exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limits contained in Section 2 or otherwise require stockholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under this Plan or on Termination of Service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to a Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to this Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may restrict the sale of Shares and/or modify the Change in Control and adjustments provisions of this Plan to the extent necessary to comply the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, or any securities law.
13.     WITHHOLDING TAXES. The Company and its Subsidiaries each shall have the authority and right to deduct or withhold or require a Participant to remit to the Company or any Subsidiary, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from a Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on a Participant’s behalf; or (iii) in the Committee’s sole discretion and in satisfaction of the foregoing requirement, by withholding Shares otherwise issuable under an Award (or allow the return of Shares). No Shares shall be delivered hereunder to any Participant or other person until a Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholdings obligations with respect to any taxable event concerning a Participant or such other person arising as a result of this Plan.
14.     PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to a Participant. After Shares are issued to a Participant, a Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive any dividends or other distributions made or paid with respect to such Shares; provided, however, that if such Shares are Restricted Stock, then any new, additional or different securities a Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock.
15.     EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option or SAR followed by its replacement with a new Option or SAR having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and a Participant may agree.
16.     SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the U.S., in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Laws in the U.S. or in a jurisdiction outside of the U.S. or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register, pursuant to the Securities Act or otherwise, any offering of Shares issuable under this Plan. If, in certain circumstances, the Shares paid pursuant to this Plan may be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
17.     TRANSFERABILITY. No right or interest of a Participant in any Award, including Incentive Stock Options, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by a Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Further, during a Participant’s lifetime,

Incentive Stock Options, Non-Qualified Stock Options and/or SARs granted to a Participant shall be exercisable only by the applicable Participant, except, with respect to Non-Qualified Stock Options and SARs, as otherwise determined by the Committee. Notwithstanding the foregoing, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the affected Participant’s rights and receive any property distributable with respect to an Award upon a Participant’s death.
18.    PROVISIONS APPLICABLE TO AWARDS
18.1    Stand-Alone and Tandem Awards. Awards granted pursuant to this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to this Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
18.2    Award Agreement. Awards under this Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with this Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event a Participant’s Service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
18.3    Dividend Equivalent Rights. Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends, if any, declared on the Shares that are subject to any Restricted Stock Unit or any other Full Value Award, including any Performance-Based Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Committee and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. To the extent Shares subject to an Award (other than Restricted Stock) are subject to vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed. For Shares of Restricted Stock that are subject to vesting, dividends shall be accumulated and shall not be paid until the underlying Restricted Stock is vested, and shall be subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock is subject. For the avoidance of doubt, Dividend Equivalent Rights or dividends may not be granted on the Shares that are subject to any Option or SAR.
18.4    Stock Certificates; Book Entry Procedures. Any certificates evidencing Shares delivered pursuant to this Plan are subject to any restrictions as the Committee deems necessary or advisable to comply with Applicable Laws, including the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. Notwithstanding any other provision of this Plan, unless otherwise determined by the Committee or required by Applicable Laws, rules or regulations, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
18.5    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
18.6    No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
18.7    Non-exclusivity of this Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
19.     CHANGE IN CONTROL.
19.1    Assumption or Replacement of Awards. In the event of a Change in Control, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by Participants, substantially similar shares or other property. The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable US$100,000 limitation is not exceeded. To the extent such U.S. dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Qualified Option.
19.2    Treatment of Awards That are not Assumed or Replaced. Notwithstanding anything contrary in this Plan or the Electronic Arts Inc. Change in Control Plan, and provided that any applicable Award Agreement does not expressly preclude the following from applying, if a Change in Control occurs and Awards that vest solely on a Participant’s continued Service are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control the Awards shall become fully vested and/or exercisable and all forfeiture restrictions on such Awards shall lapse and, immediately following the consummation of such Change in Control, all such Awards, including any un-exercised Awards shall terminate and cease to be outstanding. Performance-Based Awards shall be subject to the provisions of the Award Agreement governing the impact of a Change in Control, provided that any such provisions in the Award Agreement are consistent with the terms of this Plan.
19.3    Termination of Service. Where Awards are assumed or continued after a Change in Control, the Committee may further provide that the vesting of one or more Awards will automatically accelerate upon a Participant’s involuntary Termination of Service within a designated period following the effective date of such Change in Control. Any such Award shall accordingly, upon a Participant’s involuntary Termination of Service in connection with a Change in Control, become fully vested and/or exercisable and all forfeiture restrictions on such Award shall lapse.
19.4    Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19 or under an employment agreement or other compensation arrangement of the Company, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.
20.    EFFECTIVE AND EXPIRATION DATE.
20.1    Plan Effective Date. This Plan was approved by the Board on May 16, 2019, and became effective on August 8, 2019 (the “Effective Date”).
20.2    Expiration Date. This Plan will continue in effect until the earlier of the twentieth anniversary of the Effective Date or the date this Plan is terminated by the Board or the Committee, except that no Incentive Stock Options may be granted under this Plan after the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the date this Plan terminates shall remain in force according to the terms of this Plan and the applicable Award Agreement.
21.     GOVERNING LAW. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws.
22.     AMENDMENT OR TERMINATION OF PLAN. The Committee shall have the authority to amend or modify the terms and conditions of, or suspend or cancel any outstanding Award consistent with this Plan. The Board or

Committee may amend, suspend or terminate this Plan at any time; provided, however, that the Board or the Committee shall not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval under the NASDAQ National Market or other securities exchange listing requirements then applicable to the Company including, other than pursuant to Section 16, (i) increasing the benefits accrued to Participants, (ii) increasing the number of Shares which may be issued under this Plan, (iii) modifying the requirements for participation in this Plan to allow additional individuals to participate, or (iv) except in connection with an adjustment or Change in Control as set forth in Sections 2 or 19, amending an Option or SAR to reduce the Exercise Price to below the Fair Market Value of the Shares on the original date of grant or canceling, substituting, exchanging, replacing, buying out or surrendering Options or SARs at a time when the Fair Market Value of the Shares is less than the Exercise Price of such Option or SARs in exchange for cash, or the grant of other Awards or for Options or SARs with an Exercise Price below the Fair Market Value of the Shares on the original date of grant
23.    COMPLIANCE WITH SECTION 409A OF THE CODE FOR U.S. TAX PAYERS. This Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of this Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Anything in this Plan to the contrary notwithstanding, if an Award constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s Termination of Service shall not be made to a Participant unless a Participant’s Termination of Service constitutes a “separation from service” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to a Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of a Participant’s separation from service or (b) the date of a Participant’s death, if a Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any the regulations or other guidance thereunder. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to a Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon a Participant’s death).
24.    SEVERABILITY. If any provision of this Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of this Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
25.     DEFINITIONS. Wherever the following terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
“Applicable Laws” means requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any securities exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under this Plan.
“Award” means an Option, Restricted Stock Unit, Restricted Stock, a Stock Appreciation Right, or an Other Share-Based Award granted to a Participant pursuant to this Plan.
“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and a Participant setting forth the terms and conditions of the Award.
“Board” means the Board of Directors of the Company.

“Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subsections shall have occurred:
(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the then outstanding common stock of the Company or (B) the total voting power represented by the Company’s then outstanding voting securities; or
(ii)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, which would result in the common stock or voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the outstanding shares or common stock or total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such sale or disposition; or
(iii)    The consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company by virtue of the closing or effective date of such merger or consolidation with any other corporation, other than a merger or consolidation which would result in the common stock or voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the outstanding shares or common stock or total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(iv)    A change in the composition of the Board during any twelve-month period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
(v)    For the avoidance of doubt, a transaction shall not constitute a Change in Control (i) if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity of the Company (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the person(s) who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such outstanding securities of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board (or if no such committee is appointed, the Board, provide that a majority of the Board members are “independent directors” for the purpose of the rules and regulations of the Nasdaq Stock Market or such other principal securities exchange or market on which the Shares are then listed or traded).
“Common Stock” means the common stock of the Company, par value US$0.01 per Share.
“Company” means Electronic Arts Inc. or any successor corporation.
“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.
“Director” means a member of the Board.
“Disability” means, unless otherwise provided in an Award Agreement, that a Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Subsidiary to which a Participant provides Service regardless of whether a Participant is covered by such policy. If the Company or the Affiliate to which a Participant provides Service does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by a Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, (a) for purposes of Incentive Stock Options granted under this Plan, “Disability” means that a Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (b) with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate as a result of a Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of this Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A of the Code.
“Dividend Equivalent Right” means a right to receive, in such form and on such terms as the Committee may determine, the equivalent value of a dividend or distribution paid by the Company, if any on one of its Shares (in cash or in Shares), that would be payable on the number of Shares subject to a Full-Value Award.
“Eligible Individual” means any natural person who is an Employee, Consultant or a Director, as determined by the Committee.
“Employee” means an individual, including an officer or Director, who is treated as an employee in the personnel records of the Company or a Subsidiary and providing Service to the Company or the Subsidiary. Neither services as a Director nor payment of a director’s fee by the Company or a Subsidiary shall be sufficient to constitute “employment” by the Company or a Subsidiary.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;
(b)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(c)    if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or
(d)    if none of the foregoing is applicable, by the Committee in good faith.
Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
“Family Member” includes any of the following:

(a)    child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a Participant, including any such person with such relationship to a Participant by adoption;
(b)    any person (other than a tenant or employee) sharing a Participant’s household;
(c)    a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;
(d)    a foundation in which the persons in (a) and (b) or a Participant control the management of assets; or
(e)    any other entity in which the persons in (a) and (b) or a Participant own more than fifty percent of the voting interest.
“Full-Value Award” means any Award other than an (i) Option, (ii) SAR or (iii) other Award for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.
“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.
“Option” means an award of an option to purchase Shares at a specified Exercise Price pursuant to Section 5.
“Other Share-Based Award” shall mean an Award granted pursuant to Section 9.
“Non-Employee Director” means a member of the Board who is not an Employee.
“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
“Participant” means an Eligible Individual who receives an Award under this Plan.
“Performance-Based Award” means an Award that is subject, in whole or in part, to Performance Factors.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the Performance Goals established by the Committee with respect to applicable Awards have been satisfied:
(a)    Profit Before Tax;
(b)    Revenue (on an absolute basis or adjusted for currency effects);
(c)    Net revenue;
(d)    Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
(e)    Operating income;
(f)    Operating margin;
(g)    Operating profit;
(h)    Controllable operating profit, or net operating profit;
(i)    Net Profit;
(j)    Gross margin;
(k)    Operating expenses or operating expenses as a percentage of revenue;
(l)    Net income;
(m)    Earnings per share;

(n)    Total stockholder return;
(o)    Market share;
(p)    Return on assets or net assets;
(q)    The Company’s stock price
(r)    Growth in stockholder value relative to a pre-determined index;
(s)    Return on equity;
(t)    Return on invested capital;
(u)    Cash Flow (including free cash flow or operating cash flows)
(v)    Cash conversion cycle;
(w)    Economic value added;
(x)    Individual confidential business objectives;
(y)    Contract awards or backlog;
(z)    Overhead or other expense reduction;
(aa)    Credit rating;
(ab)    Strategic plan development and implementation;
(ac)    Succession plan development and implementation;
(ad)    Improvement in workforce diversity;
(ae)    Customer indicators;
(af)    New product invention or innovation
(ag)    Attainment of research and development milestones;
(ah)    Improvements in productivity;
(ai)    Attainment of objective operating goals and employee metrics.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Goals” means, for a Performance Period, the Performance Factors established in writing by the Committee for the Performance Period based upon the Performance Factors that the Committee, in its sole discretion, selects. The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.
“Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.
“Plan” means this Electronic Arts Inc. 2019 Equity Incentive Plan, as amended from time to time.
“Restricted Stock” means an award of Shares that are subject to restrictions pursuant to Section 6.
“Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Service” means service as an Employee, Consultant or Non-Employee Director. Except as otherwise determined by the Committee in its sole discretion, a Participant’s Service terminates when a Participant ceases to provide services to the Company or a Subsidiary. The Committee shall determine which leaves shall count toward Service and when Service terminates for all purposes under this Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which a Participant provides Service to the Company or a Subsidiary, or a transfer between entities, provided that there is no interruption or other Termination of Service in connection with a Participant’s change in capacity or transfer between entities (except as may be required to effect the change in capacity or transfer between entities). For purposes of determining whether an Option is entitled to Incentive Stock Option status, an Employee’s Service shall be treated as terminated ninety (90) days after such Employee goes on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.
“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.
“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Substitute Award” means an Award or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other taxes related to participation in this Plan and legally applicable to a Participant, including any employer liability for which a Participant is liable pursuant to Applicable Laws or the applicable Award Agreement).
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that a Participant has for any reason ceased to provide Services as an Employee, Consultant or Director. An employee will not be deemed to have ceased to provide services in the case of a leave of absence pursuant to Applicable Laws or pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which a Participant ceased to provide services (the “Termination Date”).

ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD NOTICE

[Box with Participant Information]

Electronic Arts Inc., a Delaware corporation (the “Company”), hereby grants on the date hereof (the “Award Date”) to the individual named above (“Participant”) Restricted Stock Units (“RSUs”) issued under the Company’s 2019 Equity Incentive Plan, as may be amended from time to time (the “Plan”). Each RSU represents the right to receive a share of the Company’s Common Stock (“Share”) upon vesting and settlement of the RSU. The RSUs are subject to all the terms and conditions set forth herein, including the terms and conditions in the attached Appendix A, any special terms and conditions for Participant’s country set forth in the attached Appendix B (collectively, the “Award Agreement”) and in the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Award Agreement that are not defined herein have the meanings set forth in the Plan.

Key features of the RSUs are as follows:

[Box with grant information Award Date/number of shares subject to Award]

Vesting Schedule: Subject to the terms and conditions of the Plan and the Award Agreement, the RSUs shall vest as to [one-third (1/3) of the Shares on the first anniversary of the Award Date and one-sixth (1/6) of the Shares every six months thereafter until the RSUs are fully vested], provided Participant has provided continuous active Service to the Company or a Subsidiary from the Award Date through each applicable vesting date (or such later date as may result from suspended vesting as provided below). Vesting will continue in accordance with the vesting schedule set forth herein during a leave of absence that is protected by Applicable Laws, provided that vesting shall cease if and when the leave of absence is no longer guaranteed by Applicable Laws. The Company may suspend vesting of the RSUs during any unpaid personal leave of absence, except as otherwise required by Applicable Laws. Participant shall be deemed to have actively provided Service with respect to a calendar month if Participant has worked any portion of that month.

PLEASE READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE RSUs.

ELECTRONIC ARTS INC.
/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel

ACCEPTANCE:

By accepting the RSUs, Participant acknowledges the grant of the RSUs and agrees to voluntarily participate in the Plan. Participant hereby acknowledges that copies of the Plan and the Plan prospectus (“Prospectus”) are available upon request from the Company’s Stock Administration Department at StockAdmin@ea.com and can also be accessed by Participant electronically. Participant represents that Participant has read and understands the contents of the Plan, the Prospectus and the Award Agreement, and accepts the RSUs subject to all the terms and conditions of the Plan and the Award Agreement. Participant understands and acknowledges that there may be tax consequences related to the grant and vesting of the RSUs and the sale of the underlying Shares and that Participant should consult a tax advisor to determine the actual tax consequences of participation in the Plan. Participant must accept the RSUs by executing and delivering a signed copy of this Award Agreement to the Company or by electronically accepting this Award Agreement pursuant to the online acceptance procedure established by the Company within thirty (30) days of receipt of the Award Agreement. Otherwise, the Company may, at its discretion, rescind the Award Agreement and the RSUs granted thereunder in its entirety.

APPENDIX A

ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

1.    RSU Grant. Each RSU represents the unsecured right to receive one Share, subject to certain restrictions and subject to the terms and conditions contained in this Award Agreement and the Plan. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

2.    No Shareholder Rights. The RSUs do not entitle Participant to any rights of a holder of Common Stock. The rights of Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested.

3.    Settlement; Issuance of Shares.

(a)    Settlement. No Shares shall be issued to Participant prior to the date on which the RSUs vest. After any RSUs vest pursuant to the vesting schedule set forth in the first page of the Award Agreement, or, if earlier, pursuant to Section 4(b) and 4(c) below, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives or heirs, as the case may be, Shares in payment of such vested whole RSUs; provided, however, that in the event such RSUs do not vest on a day during which the Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Shares to be issued on the next Trading Day following the date on which such RSUs vest; provided, further, that in no event shall the Company cause such Shares to be issued later than two and one-half (2 1/2) months after the date on which such RSUs vest. For purposes of the RSUs, the date on which the Shares underlying the RSUs are issued shall be referred to as the “Settlement Date.”

(b)     Fractional Shares. No fractional shares shall be issued pursuant to the RSUs, and any fractional share resulting from the vesting of the RSUs in accordance with the terms of this Agreement shall be rounded down to the next whole share.

4.    Termination of Service.

(a)    Forfeiture of Unvested RSUs Upon Termination of Service, Other than Death or Disability. In the event that Participant’s Service is Terminated for any reason other than death or Disability and the RSUs are not yet fully vested as of the Termination Date, then any unvested RSUs shall be forfeited immediately upon such Termination Date.

(b)    Termination of Service Due to Death. If Participant’s Service is Terminated due to death and the Participant has actively provided Service as an Employee for at least 12 months prior to Participant’s Termination Date, any unvested RSUs will immediately vest as of the Termination Date and be settled in accordance with Section 3 above. If Participant had not actively provided Service as an Employee for at least 12 months prior to a Termination Date due to death, any unvested RSUs shall be forfeited immediately upon such Termination Date.

(c)    Termination of Service Due to Disability. If Participant’s Service is Terminated due to Disability on or after the first anniversary of the Award Date, a pro-rata portion of the RSUs will immediately vest as of the Termination Date and be settled in accordance with Section 3 above. If Participant’s Service is Terminated due to Disability, before the first anniversary of the Award Date, any unvested RSUs shall be forfeited. In determining the pro-rata portion of the RSUs that are vested on the Termination Date, the Committee will consider the number of months for which Participant actively provided Service during the 12-calendar month period preceding the next anniversary of the Award Date under the following formula:

Number of RSUs scheduled to vest on the next anniversary of the Award Date multiplied by Number of calendar months worked by Participant during the 12-month period prior to the next anniversary of the Award Date divided by 12.

Participant shall be deemed to have actively provided Service for a calendar month if Participant has worked any portion of that month.

5.    Suspension of Award and Repayment of Proceeds for Contributing Misconduct. If at any time the Committee reasonably believes that Participant has engaged in an act of misconduct, including, but not limited to, an act of embezzlement, fraud or breach of fiduciary duty during Participant’s Service that contributed to an obligation to restate the Company’s financial statements (“Contributing Misconduct”), the Committee may suspend the vesting of Participant’s unvested RSUs pending a determination of whether an act of Contributing Misconduct has been committed. If the Committee determines that Participant has engaged in an act of Contributing Misconduct, then any unvested RSUs will be forfeited immediately upon such determination and the Committee may require Participant to repay to the Company, in cash and upon demand, any RSU Gains (as defined below) resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon the settlement of the RSUs if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “RSU Gains” means, with respect to any sale or other disposition (including to the Company) of Shares issued or issuable upon vesting of RSUs, an amount determined appropriate by the Committee in its sole discretion to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the Fair Market Value per Share at the time of such sale or other disposition multiplied by the number of Shares sold or disposed of. The return of RSU Gains is in addition to and separate from any other relief available to the Company due to Participant’s Contributing Misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is designated as an “executive officer”, under Section 16 of the Exchange Act (“Section 16 Officer”), the determination of the Committee shall be subject to the approval of the Board.

6.    Nature of Plan and Award. In accepting the RSUs, Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)    all decisions with respect to future grants of RSUs or other grants, if any, will be at the sole discretion of the Company;

(d)    nothing in the Plan or the RSUs shall confer on Participant any right to continue in the Service of the Company or, if different, Participant’s employing Subsidiary (the “Employer”) or any other Subsidiary, or limit in any way the ability of the Company, the Employer, or any Subsidiary to terminate Participant’s Service relationship;

(e)    Participant is voluntarily participating in the Plan;

(f)    the RSUs and the Shares subject to the RSUs, and the income and the value of the same, are not intended to replace any pension rights or compensation under any pension arrangement;

(g)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(h)    unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, Service Participant may provide as a director of any Subsidiary;

(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination of Participant’s Service (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant provides Service or the terms of Participant’s employment agreement, if any);

(k) for purposes of the RSUs, Participant’s Service will be considered Terminated as of the date Participant is no longer actively providing Service to the Company or any Subsidiary (regardless of the reason for such Termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is providing Service or the terms of Participant’s employment or Service agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Committee, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is providing Service or the terms of Participant’s employment or Service agreement, if any, unless Participant is providing bona fide Service during such time); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing Service for purposes of the RSUs (including whether Participant may still be considered to be actively providing Service while on a leave of absence);

(l)    unless otherwise provided in the Plan or by the Committee in its discretion, the RSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)    neither the Company, the Employer, nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares.

7.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

8.    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company and/or the Employer, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalent rights; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard,

Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)    withholding Shares from the vested RSUs; or

(ii)     withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(iii)    withholding from proceeds of the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or

(iv)     any other method determined by the Company; provided, however, that if Participant is a Section 16 Officer, then withholding shall be done by the method set forth in (i) above, unless the use of such withholding method is prevented by Applicable Laws or has materially adverse accounting or tax consequences in which case withholding shall be done by the method set forth in (ii) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

9.    Transferability. Except as otherwise provided in the Plan, no right or interest of Participant in the RSUs, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company.  Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the affected Participant’s rights and receive any property distributable with respect to the RSUs upon Participant’s death.

10.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is solely responsible for ensuring his or her compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

11.    Foreign Asset/Account Reporting Requirements; Exchange Controls. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable, on these matters.

12.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.    Section 409A of the Code for U.S. Taxpayers. The RSUs are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the RSUs is made in a manner that qualifies for exemption from or complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company makes no representation that the RSUs will be exempt from or compliant with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the RSUs. Nothing in the Plan or this Award Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries based on matters covered by Section 409A of the Code, including the tax treatment of any payments made under this Award Agreement, and neither the Company nor any of its Subsidiaries will have any liability under any circumstances to Participant or any other party if the grant of the RSUs, the settlement of the RSUs or other event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14.    Governing Law; Choice of Venue. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the exclusive jurisdiction of the courts of San Mateo County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this grant is made and/or to be performed.

15.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

16.    Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. Furthermore, if Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Further, upon a determination that any term or other provision of this Award Agreement is illegal or otherwise incapable of being enforced, such term or other provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the illegal or unenforceable term or provision.

18.    Entire Agreement. The Award Agreement, including this Appendix A and Appendix B, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

19.    Committee’s Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Committee will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

20.    Appendix B. The RSUs shall be subject to any special terms and conditions set forth in the Appendix B for Participant’s country, if any. If Participant relocates to one of the other countries included in the Appendix B during the life of the RSUs, the special terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix B constitutes part of this Award Agreement.

21.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Plan participant.

23.    Notice. Copies of the Plan and Prospectus are available electronically at http://eaworld.ea.com/StockAdministrationServices. The Company’s most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the “Financial Reports” link at http://investor.ea.com. The Plan, Prospectus, the Company’s annual report, and the Company’s financial statements are also available at no charge by submitting a request to the Company’s Stock Administration Department at StockAdmin@ea.com.

* * * * *

APPENDIX B
ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS

All capitalized terms used in this Appendix B that are not defined herein have the meanings defined in the Plan.  This Appendix B constitutes part of the Award Agreement.
Terms and Conditions
This Appendix B includes additional or different terms and conditions that govern the RSUs if Participant works or resides in one of the countries listed below.  Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment or residency after the Award Date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.
Notifications
This Appendix B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2019.  Such laws are often complex and change frequently.  As a result, Participant should not rely on the information in this Appendix B as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs vest or at the time Participant sells the Shares.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.  Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment or residency after the Award Date or is considered a resident of another country for local law purposes, the information contained herein may not apply to Participant.
ALL COUNTRIES

Terms and Conditions

Data Privacy.

(a)    Data Collection and Usage. The Company or the Employer may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, office address (including department and employing entity) and telephone number, e-mail address, date of birth, citizenship, country of residence at the time of grant, work location country, system employee ID, employee local ID, employment status (including international status code), supervisor (if applicable), job code, job title, salary, bonus target and bonuses paid (if applicable), termination date and reason, tax payer’s identification number, tax equalization code, US Green Card holder status, contract type (single/dual/multi), social insurance number, passport or other identification number (e.g., resident registration number), nationality, any directorships held in the Company, any shares of stock held, details of all RSUs or any other equity awards granted, canceled, forfeited, exercised, vested, unvested or outstanding with respect to Participant, estimated tax withholding rate, brokerage account number (if applicable), and brokerage fees (“Data”), for the purposes of implementing, administering and managing the Plan.

The legal basis, where required, for the processing of Data is the Company’s legitimate business interest of providing discretionary benefits under the Plan to Participant.

(b)    Stock Plan Administration Service Providers. The Company may transfer Data to third parties, including E*Trade Corporate Financial Services, Inc. and E*Trade Securities LLC (“E*Trade”), who assists the Company with the implementation, administration and management of the Plan. The Company may select different service providers or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)    International Data Transfers. The Company and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Company’s legitimate business interest of providing discretionary benefits under the Plan to Participant.

For Participants in the European Economic Area (“EEA”), Switzerland or the United Kingdom, the Company provides appropriate safeguards for protecting Data that it receives in the U.S. through its adherence to the EU - U.S. Privacy Shield Framework (“Privacy Shield”). The Privacy Shield Privacy Statement is available at the Company’s Privacy Shield Certification. Further, information about the Privacy Shield is on the U.S. Department of Commerce’s website, including the list of participating companies at https://www.privacyshield.gov/list.

(d)    Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities laws.

(e)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the accepting the RSUs on a purely voluntary basis. The processing activity is pursuant to the Company’s legitimate business interest of providing the benefits under the Plan to Participant. Participant may opt out of such processing, although this would mean that the Company could not grant RSUs under the Plan to Participant. For questions about opting out, Participant should contact eu_privacy@ea.com or StockAdmin@ea.com.

(f)    Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact eu_privacy@ea.com or StockAdmin@ea.com.

(g)    Electronic Acceptance. By accepting the RSUs and indicating consent via the Company’s acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and further consent to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

AUSTRALIA

Terms and Conditions

Offer. The Company is pleased to provide Participant with this offer to participate in the Plan. This offer sets out information regarding the offer to participate in the Plan for Australian resident employees of the Company and its Subsidiaries (“Australian Participants”). This information is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Award Agreement and this Appendix B, Australian Participants are also being provided with copies of the following documents:
(a)    the Plan;
(b)    the Plan prospectus; and
(c)    the RSU Award FAQ (collectively, the Additional Documents”).
The Additional Documents provide further information to help Australian Participants make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan prospectus is a prospectus for the purposes of the Corporations Act 2001.
Australian Participants should not rely upon any oral statements made in relation to this offer. Australian Participants should rely only upon the statements contained in the Award Agreement, including this Appendix B, and the Additional Documents when considering participation in the Plan.
(a)    Securities Law Notification. Investment in Shares involves a degree of risk. Participants who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Award Agreement and the Additional Documents.
The information contained in this offer is general information only. It is not advice or information that takes into account Participant’s objectives, financial situation and needs.
Participant should consider obtaining Participant’s own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.
(b)    Additional Risk Factors for Australian Residents. Australian Participants should have regard to risk factors relevant to investment in securities generally and, in particular, to holding Shares. For example, the price at which an individual share of the Company’s Common Stock is quoted on the Nasdaq Global Select Market may increase or decrease due to a number of factors. There is no guarantee that the price of an Share will increase. Factors that may affect the price of an individual Share include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results will be included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q. Copies of these reports are available at http://www.sec.gov/, on the Company’s “Financial Information” page at https://ir.ea.com/financial-information/sec-filings/default.aspx, and upon request to the Company.
In addition, Australian Participants should be aware that the Australian dollar (“AUD”) value of any Shares acquired under the Plan will be affected by the USD/AUD exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
(c)    Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Common Stock is entitled to one vote. Further, shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
The Company’s shares are traded on the Nasdaq Global Select Market in the United States of America, under the symbol “EA”.
(d)    Ascertaining the Market Price of Shares. Australian Participants may ascertain the current market price of an individual share of Common Stock as traded on the Nasdaq Global Select Market under the symbol “EA”

at: https://www.nasdaq.com. The AUD equivalent of that price can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of the market price of an individual Share when RSUs vest or Shares are issued under the Plan or of the applicable exchange rate on the vesting or settlement date.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
BELGIUM

Notifications

Foreign Asset/Account Reporting Information. Participant is required to report any security or bank account (including a brokerage account) opened and maintained outside Belgium on his or her annual tax return. Participant is also required to complete a separate report providing the National Bank of Belgium with details regarding any such account, including the account number, the name of the bank in which such account is held and the country in which such account is located. The forms to complete this report are available on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des Crédits caption.
BERMUDA

Notifications

Securities Law Information. The offer of the RSUs is not subject to and has not received approval from either the Bermuda Monetary Authority or the Registrar of Companies in Bermuda and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The securities being offered may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda.

CANADA

Terms and Conditions

Settlement; Issuance of Shares. This provision supplements Section 3 of the Award Agreement:
Notwithstanding any discretion in the Plan, RSUs granted to Participants in Canada shall be paid in Shares and not in cash or a combination of cash and Shares.
Nature of Plan and Award.  This provision replaces Section 6(k) of the Award Agreement:
For purposes of the RSUs, Participant’s Service will be considered Terminated as of the date that is the earlier of: (a) the date Participant’s Service with the Company, the Employer or a Subsidiary is Terminated, (b) the date Participant receives written notice of Termination from the Company or the Employer, regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where Participant provides Service or the terms of Participant’s employment or Service contract, if any; or (c) the date Participant is no longer providing Services to the Company or a Subsidiary (the “Termination Date”) (regardless of the reason for such Termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant provides Service or the terms of Participant’s employment or Service contract, if any) and, unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of the Termination Date; in the event the date Participant is no longer actively providing Service cannot be reasonably determined under the terms of the Award Agreement and the Plan, the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing Service for purposes of the RSUs (including whether Participant may still be considered to be actively providing Service while on a leave of absence).

The following terms and conditions will apply if Participant is a resident of Quebec:

Data Privacy. This provision supplements the Data Privacy section of this Appendix B:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to record such information and to keep such information in his or her employee file.
Notifications

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. Shares of the Company’s Common Stock are currently listed on the Nasdaq Global Select Market in the United States of America.
Foreign Asset/Account Reporting Information. Participant is required to report any foreign property (including Shares acquired under the Plan) on Form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign property exceeds C$100,000 at any time in the year. The RSUs must be reported – generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at the time of acquisition, but if Participant owns other shares of the Company’s Common Stock, this ACB may have to be averaged with the ACB of the other shares. If due, the form must be filed by April 30th of the following year. Participant should consult a personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA

Terms and Conditions

Settlement of RSUs; Issuance of Shares. This provision supplements Section 3 of the Award Agreement, if Participant is subject to exchange control laws in China:
(a)    If Participant does not open an account with the Company’s designated broker for the Plan and complete any paperwork required by such broker prior to the date on which the RSUs are scheduled to first vest, the RSUs shall be forfeited, Participant will not be entitled to vest in the RSUs and no Shares or other benefits pursuant to the Plan will be issued or delivered to Participant, without any liability to the Company, the Employer or any Subsidiary.

(b)    Any Shares issued to Participant on any Settlement Date must be held with the Company’s designated broker until Participant sells such Shares, provided, however, that nothing in this provision shall prevent Participant from selling the Shares at his or her discretion, subject to subsections (b) and (c) of this provision.

(c)    If Participant’s Service terminates and Participant holds any Shares at that time, Participant (or, in circumstances where Participant’s Service is Terminated due to death, Participant’s legal representatives or heirs, as the case may be) must sell the shares within three (3) months of such Termination. If the Shares have not been sold prior to such time, the Company’s designated broker will automatically sell all Shares on Participant’s behalf on the last Trading Day of such three (3) month period or as soon as thereafter as possible. The Company and the Company’s designated broker are under no obligation to sell the Shares for a particular price.
(d)    The Company reserves the right to mandate the immediate sale of the Shares to which Participant is entitled on any Settlement Date if the Company determines, in its sole discretion, that the immediate sale of Shares is advisable or necessary for legal or administrative reasons.

Exchange Control Restrictions. Participant understands and agrees that, if he or she is subject to exchange control laws in China, Participant will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan. Participant further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary, and Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan may be transferred to such account by the Company (or its designated broker) on Participant’s behalf prior to being delivered to Participant. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate such transfers.

The proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to Participant in U.S. dollars, Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to Participant in local currency, (i) Participant acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and (ii) Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the proceeds are converted to local currency and distributed to Participant. Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Notifications

Foreign Asset/Account Reporting Information. Residents of the People’s Republic of China (“PRC”) are required to report to the State Administration of Foreign Exchange (“SAFE”) details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, Participant may be subject to reporting obligations for the RSUs and/or the Shares acquired under the Plan and any Plan-related transactions. Participant should consult his or her personal legal advisor regarding the details of this reporting obligation .

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Type of Award. The RSUs are not granted as “French-qualified” awards and are not intended to qualify for the specific tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197 to L. 225-197-6 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the RSUs, Participant confirms having read and understood the documents related to the RSUs (the Plan and the Award Agreement) which were provided in the English language. Participant accepts the terms of these documents accordingly.

Consentement Relatif à l’Utilisation de la Langue Anglaise. En acceptant l’Attribution, le Participant confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et le Contrat d’Attribution) qui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.

Notifications

Foreign Asset/Account Reporting Information. Participant is required to report all foreign accounts (whether open, current or closed) to the French tax authorities when filing his or her annual tax return.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank) on a monthly basis. The form of the report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de).

INDIA

Notifications

Exchange Control Information. Participant must repatriate any funds received pursuant to the Plan to India within such time period as prescribed under applicable Indian exchange control laws, as may be amended from time to time. Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Participant is also responsible for complying with any other exchange control laws in India that may apply to the RSUs or the Shares acquired under the Plan.

Foreign Asset/Account Reporting Information. Participant is required to declare any foreign bank accounts and any foreign financial assets (including Shares acquired under the Plan, proceeds from the sale of Shares and, possibly, the RSUs) in Participant’s annual tax return. Participant should consult with his or her personal tax advisor regarding the details of this reporting obligation.

IRELAND

There are no country-specific provisions.

ISRAEL

Terms and Conditions

Trust Arrangement. References to the Plan, shall be deemed to include the Sub-Plan to Electronic Arts Inc 2019 Equity Incentive Plan for Participants in Israel, as may be amended from time to time (the “Sub-Plan”), for the purposes of grants to Participants subject to Israeli tax. All capitalized terms that are not defined herein shall have the meanings defined in the Plan and the Sub-Plan. The RSUs are designated as a 102 Capital Gains Track Grant and shall be subject to the terms and conditions of Section 102(b)(2) of the ITO, the Plan and the trust agreement entered into between the Company and the Trustee (the “Trust Agreement”).

As a 102 Capital Gains Track Grant, the RSUs shall be subject to the trust as required by law to qualify under Section 102. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement. Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or Share issued to Participant thereunder. Participant hereby confirms that Participant shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules.

Upon the vesting of the RSUs and issuance of Shares, the Company shall notify the Trustee of such issuance. The Shares shall be subject to a supervisory trustee arrangement approved by the ITA maintained by the Trustee. In the event that Participant elects to have the Shares transferred to Participant or a third party without selling such Shares, Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO.

Notwithstanding anything to the contrary in the Award Agreement, the Company or the Trustee may request the actual written signatures of Participant on documents relating to a grant of RSUs.

Plan Document Acknowledgment. By accepting the RSUs, Participant acknowledges that a copy of the Plan and Sub-Plan thereto, a copy of the Prospectus, as amended, and a copy of the Trust Agreement are available upon request from the Company’s Stock Administration Department and can also be accessed electronically. Participant represents that Participant has read and understands the contents of the Plan and Sub-Plan thereto, the Prospectus, the Award Agreement and the Trust Agreement, and accepts the RSUs subject to all the terms and conditions of the Plan and Sub-Plan thereto, the Award Agreement, the Trust Agreement, as well as the terms and conditions of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, particularly the “capital gains track” described in subsections (b)(2) and (3) thereof, and the rules promulgated in connection therewith, and any directives of the Israel Tax Authority relating to the Plan. In addition, by accepting the RSUs, Participant agrees that he/she will not require the sale or release of the Shares underlying the RSUs during the Required Holding Period, unless and to the extent permitted to do so by Applicable Law.

Data Privacy. Participant understands and agrees that his/her consent to the data privacy provisions applicable to all countries in this Appendix B expressly includes the Trustee as a recipient of Data for the purposes of implementing, administering and managing the Plan and also expressly includes possible further transfers of Data thereafter to the recipients described in such section, including the Trustee.

ITALY

Terms and Conditions

Plan Document Acknowledgement. By accepting the RSUs, Participant acknowledges that (a) Participant has received the Plan and the Award Agreement; (b) Participant has reviewed those documents in their entirety and fully understands the contents thereof; and (c) Participant accepts all provisions of the Plan and the Award Agreement. Participant further acknowledges that Participant has read and specifically and expressly approves, without limitation, the following sections of the Award Agreement: “Fractional Shares”; “Termination of Service”; “Suspension of Award and Repayment of Proceeds for Contributing Misconduct”; “Nature of Plan and Award”; “No Advice Regarding Grant”; “Responsibility for Taxes”; “Transferability”; “Governing Law and Choice of Venue”; “Committee’s Authority of the Board; and “Imposition of Other Requirements” and the “Data Privacy” section of this Appendix B.

Notifications

Foreign Asset/Account Reporting Information. If, at any time during the fiscal year, Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, Participant is required to report these assets on his or her annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Participant if Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. If Participant holds assets (e.g., Shares acquired under the Plan, proceeds from the sale of Shares and, possibly, RSUs) outside of Japan with a value exceeding ¥50 million as of December 31 of any calendar year, Participant is required to report such to the Japanese tax authorities by March 15th of the following year. Participant should consult with his or her personal tax advisor regarding the details of this reporting obligation.

KOREA

Notifications

Foreign Asset/Account Reporting Information. Participant must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a prescribed amount. Participant should consult with his or her personal tax advisor regarding the details of this reporting obligation.

MEXICO

Terms and Conditions

Acknowledgement of the RSUs. By accepting the RSUs, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement, which Participant has reviewed. Participant acknowledges further that he or she accepts all the provisions of the Plan and the Award Agreement. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 6: “Nature of Plan and Award” in the Award Agreement, which clearly provides as follows:

(1)	Participant’s participation in the Plan does not constitute an acquired right;

(2)	The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3)	Participant’s participation in the Plan is voluntary; and

(4)	The Company and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired at vesting of the RSUs.

Labor Law Policy and Acknowledgment. In accepting the RSUs, Participant expressly recognizes that Electronic Arts Inc., with registered offices at 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and his or her sole employer is EA México S. de R.L. de C.V. (“EA Mexico”), located at Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 7th Floor, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and the employer, EA Mexico, and do not form part of the employment conditions and/or benefits provided by EA Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries and its branches, representation offices, shareholders, directors, officers, employees, agents, or legal representatives with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Acuerdo. Aceptando este Acuerdo, el Participante reconoce que ha recibido una copia del Plan y el Acuerdo, incluyendo este Apéndice que el Participante ha revisado. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Acuerdo, incluyendo este Apéndice. El Participante también reconoce que ha leído y que concretamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 10: “Reconocimiento de la Naturaleza del Plan y del Acuerdo” del Acuerdo, que claramente dispone lo siguiente:

(1)	La participación del Participante en el Plan no constituye un derecho adquirido;

(2)	El Plan y la participación del Participante en el Plan se ofrecen por la Compañía a discreción total de la Compañía;

(3)	Que la participación del Participante en el Plan es voluntaria; y

(4)	La Compañía y sus Subsidiarias no son responsables de ninguna disminución en el valor de las Acciones adquiridas al momento de tener derecho conforme a las Unidades de Acciones Restringidas

Política Laboral y Reconocimiento. Aceptando este Acuerdo, el Participante expresamente reconoce que Electronic Arts Inc., con sus oficinas registradas en 209 Redwood Shores Parkway, Redwood City, California 94065, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de Acciones no constituyen una relación de trabajo entre el Participante y la Compañía, ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón es EA México S. de R.L. de C.V. (“EA Mexico”), con domicilio en Torre Esmeralda III, Blvd. Manuel Avila Camacho #32 Piso 7, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, México DF 11000. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, EA Mexico y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por EA Mexico y que cualquier modificación al Plan o su terminación no constituye un cambio o detrimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a la Compañía, Subsidiarias y sus afiliadas, sucursales, oficinas de representación, accionistas, directores, autoridades, empleados, agentes, o representantes legales en relación con respecto de cualquier demanda que pudiera surgir.

NETHERLANDS

There are no country-specific provisions.

POLAND

Notifications

Exchange Control Information. If Participant holds foreign securities (including Shares) and/or maintains accounts abroad, Participant must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis on special forms available on the website of the National Bank of Poland. In addition, if Participant transfers funds in excess of €15,000 into Poland in connection with the sale of Shares under the Plan, the funds must be transferred via a bank account held at a bank in Poland. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred.

ROMANIA

Terms and Conditions

Language Consent.  By accepting the RSUs, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Award Agreement and the Plan), which were provided in the English language.  Participant accepts the terms of those documents accordingly.

Consimtamant cu Privire la Limba. Prin acceptarea Acordarii, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Acordul Acordarii si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.

Notifications

Exchange Control Information. If Participant remits foreign currency into or out of Romania (e.g., the proceeds from the sale of the Shares), Participant may have to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. Participant should consult his or her personal legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.

RUSSIA

Notifications

Securities Law Information. The Plan, the Award Agreement and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The Shares to be issued at vesting of the RSUs have not and will not be registered in Russia. Therefore, the Shares and any other securities described in any Plan-related documents may not be used for public offering or public circulation in Russia. In no event will Shares issued to Participant pursuant to the RSUs be delivered to Participant in Russia; Shares issued to Participant pursuant to the RSUs shall be delivered to Participant through E*Trade Financial Services, Inc. and its affiliated companies (or another Company-designated broker) in the United States and kept on Participant’s behalf in the United States. Participant is not permitted to sell Shares directly to other Russian legal entities or residents.

Exchange Control Information. Under current exchange control regulations, Participant must repatriate certain funds received outside of Russia to Russia as soon as Participant intends to use those funds for any purpose, including reinvestment. Such funds must be initially credited to Participant through a foreign currency account opened in Participant’s name at an authorized bank in Russia, after which they may be further remitted to foreign banks in accordance with Russian exchange control laws. However, cash proceeds from the sale of shares listed on one of the foreign stock exchanges on the list provided for by the Russian Federal law “On the Securities Market” (which currently includes the Nasdaq Global Select Market) can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD (Organization for Economic Co-operation and Development) or FATF (Financial Action Task Force)  country. Other statutory exceptions may apply. Participant should contact his or her personal legal advisor regarding exchange control requirements as significant penalties may apply in the case of non-compliance with such requirements.

Foreign Asset/Account Reporting Information. Participant is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one month of opening, closing or change of details of such account. Participant also is required to report (i) the beginning and ending balances in such a foreign bank account each year and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities can require Participant to provide appropriate supporting documents related to transactions in a foreign bank account.

Participant should consult with Participant’s personal legal advisor to determine the applicability of these reporting requirements to any brokerage account opened in connection with Participant’s participation in the Plan.

In addition, certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares under the Plan).

Labor Law Information. If Participant continues to hold Shares acquired at vesting of the RSUs after an involuntary termination of employment, Participant may not be able to receive unemployment benefits in Russia.

SINGAPORE

Notifications

Securities Law Information. The RSUs are granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses will not apply. Participant should note that the RSUs are subject to section 257 of the SFA, such that the RSUs and Shares may not be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore unless such offer, sale or invitation is made (i) more than 6 months after the Award Date, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Shares of the Company’s common stock are currently traded on the Nasdaq Global Select Market, which is located outside of Singapore, under the ticker symbol “EA” and Shares acquired under the Plan may be sold through this exchange.

Chief Executive Officer and Director Notification Requirement. The chief executive officer and directors (including alternative directors, substitute directors and shadow directors1) of a Singaporean Subsidiary are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is the obligation to notify the Singaporean Subsidiary within two business days of (i) becoming the registered holder of or acquiring an interest (e.g., RSUs, Shares, etc.) in the Company or any related companies or becoming the chief executive officer or a director (whichever occurs last), or (ii) any change in a previously disclosed interest (e.g., when the Shares are sold).

1 A shadow director is an individual who is not on the board of directors of a company but who has sufficient control so that the board of directors acts in accordance with the “directions or instructions” of the individual.

SPAIN

Terms and Conditions

Nature of Plan and Award. This provision supplements Section 6 of the Award Agreement:

In accepting the RSUs, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries. Consequently, Participant understands that the RSUs are granted on the assumption and condition that the RSUs and the Shares issued upon settlement of the RSUs shall not become a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Additionally, Participant understands that the vesting of the RSUs is expressly conditioned on Participant’s continued and active rendering of service to the Company or a Subsidiary such that if Participant’s Service is Terminated for any reason (including for the reasons listed below but with the exception of the circumstances specified in Section 4(b) of the Award Agreement), the RSUs will cease vesting immediately effective as of the Termination Date.  This will be the case, for example, even if (a) Participant is considered to be unfairly dismissed without good cause; (b) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) Participant’s Service is Terminated due to a change of work location, duties or any other employment or contractual condition; (d) Participant’s Service is Terminated due to unilateral breach of contract of the Company or any of its Subsidiaries; or (e) Participant’s Service is Terminated for any other reason (with the exception of the circumstances specified in Section 4(b) of the Award Agreement).  Consequently, upon termination of Service for any of the above reasons, Participant will automatically lose any rights to the RSUs to the extent that the RSUs have not yet become vested as of the Termination Date, as described in the Award Agreement.  Participant acknowledges that he or she has read and specifically accepts the conditions referred to in Sections 4 and 6(k) of the Award Agreement.

Finally, Participant understands that the RSUs would not be granted to Participant but for the assumptions and conditions referred to herein; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of these RSUs shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Award Agreement and any other documents evidencing the RSUs have not been, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of these documents constitutes a public offering prospectus.

Exchange Control Information. Participant must declare the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or disposed of during the prior year and/or for Shares owned as of December 31 of the prior year; however, if the value of the Shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made to Participant by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year. This reporting requirement will apply if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, Participant will generally be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, Participant will only be required to report on an annual basis (by January 20 of each year); however, if the balances in Participant’s foreign accounts together with value of Participant’s foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required. Additional information regarding this requirement is available on the Bank of Spain website at http://app.bde.es/clf_www/leyes.jsp?id=110740.

Foreign Asset/Account Reporting Information. Participant is required to report assets or rights deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of Shares) as of December 31 of each year, if the aggregate value of assets or rights exceeds €50,000 per type of asset or right.2 Unvested awards (e.g., RSUs) are not considered assets or rights for purposes of this reporting requirement. If applicable, Participant must file the report on Form 720 by March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000. Participant should consult with his or her personal tax advisor regarding the details of this reporting obligation.

2 The following are the different types of rights and assets subject to the requirement:
(i) Current accounts, saving accounts, credit accounts, saving deposits and any other type of accounts or deposits in which Participant is the titleholder, or in which Participant is a representative, authorized person or beneficiary, or in which Participant has disposal powers (including accounts holding Shares acquired under the Plan or cash proceeds from the sale of such Shares);
(ii) Securities, shares, rights and participations in any kind of entities or in investment funds, insurance and life or temporary annuities, deposited, managed or obtained abroad (including Shares acquired under the Plan); and
(iii) Real estate or rights on real estate located outside of Spain.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The offer of the RSUs is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed or otherwise made publicly available in Switzerland or (iii) has been or will be filed with, approved, or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms and Conditions

Settlement of RSUs; Issuance of Shares. This provision supplements Section 3 of the Award Agreement:

Notwithstanding any discretion in the Plan, RSUs granted to Participants in the United Kingdom shall be paid in Shares and not in cash or a combination of cash and Shares.

Responsibility for Taxes. The following provisions supplement Section 8 of the Award Agreement:

Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or other relevant authority). Participant also hereby agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is an executive officer or director of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event Participant is an executive officer or director of the Company and the income tax is not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions may be payable. Participant acknowledges that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee National Insurance contributions due on this additional benefit. Participant further acknowledges that the Company or the Employer may collect such amounts from Participant by any of the means referred to in Section 8 of the Award Agreement.

Joint Election. As a condition of Participant’s participation in the Plan, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without limitation to the foregoing, Participant agrees to execute the following joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the Employer’s Liability to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability from him or her by any of the means set forth in Section 8 of the Award Agreement.

If Participant does not enter into the Joint Election prior to the vesting of the RSUs or any other event giving rise to Tax-Related Items, he or she will not be entitled to vest in the RSUs or receive any benefit in connection with the RSUs unless and until he or she enters into the Joint Election and no Shares or other benefit pursuant to the RSUs will be issued to Participant under the Plan, without any liability to the Company and/or the Employer; provided, however, that this provision shall not apply if Participant is a U.S. taxpayer and the application of this provision would cause the RSUs to fail to qualify under an exemption from, or comply with, Section 409A of the Code.

ATTACHMENT TO APPENDIX FOR THE UNITED KINGDOM

Important Note on the Joint Election to Transfer
Employer National Insurance Contributions

As a condition of participation in the Electronic Arts Inc. 2019 Equity Incentive Plan, as amended (the “Plan”) and the restricted stock units (the “RSUs”) that have been granted to you (the “Participant”) by Electronic Arts Inc. (the “Company”), Participant is required to enter into a joint election to transfer to Participant any liability for employer National Insurance contributions (the “Employer’s Liability”) that may arise in connection with the RSUs or in connection with any restricted stock units that may be granted by the Company to Participant under the Plan (the “Joint Election”).
If Participant does not agree to enter into the Joint Election, the RSUs will be worthless as Participant will not be able to vest in the RSUs or receive any benefit in connection with the RSUs.
By entering into the Joint Election:

•
Participant agrees that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the RSUs (or any restricted stock units granted to Participant under the Plan) or the acquisition of shares of the Company’s common stock or other taxable events in connection with the RSUs (or any other restricted stock units granted under the Plan) will be transferred to Participant;

•
Participant authorises the Company and/or Participant’s employer to recover an amount sufficient to cover the Employer’s Liability by any method set forth in the Restricted Stock Unit Award Agreement and/or the Joint Election; and

•
Participant acknowledges that even if he or she has accepted the Joint Election via the Company’s online procedure, the Company or Participant’s employer may still require Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.

By accepting the RSUs through the Company’s online acceptance procedure (or by signing the Restricted Stock Unit Award Agreement), Participant is agreeing to be bound by the terms of the Joint Election.
Please read the terms of the Joint Election carefully before accepting the Restricted Stock Unit Award Agreement
and the Joint Election.
Please print and keep a copy of the Joint Election
for your records.

ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE

[Box with Participant Information]

Electronic Arts Inc., a Delaware corporation (the “Company”), hereby grants on the date hereof (the “Award Date”) to the individual named above (“Participant”) Performance-Based Restricted Stock Units (“PRSUs”) issued under the Company’s 2019 Equity Incentive Plan, as may be amended from time to time (the “Plan”). Each earned PRSU represents the right to receive a share of the Company’s Common Stock (“Share”) upon vesting and settlement of the PRSU. The PRSUs are subject to all the terms and conditions set forth herein, including the terms and conditions in the attached Appendices A and B, and any special terms and conditions for Participant’s country set forth in the attached Appendix C (collectively, the “Award Agreement”) and in the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Award Agreement that are not defined herein have the meanings set forth in the Plan.

Key features of the PRSUs are as follows:

AWARD DATE:
TARGET NUMBER OF PRSUs:
MAXIMUM NUMBER OF PRSUs*:
* The actual number of PRSUs that vest pursuant to the terms and condition of the PRSUs will be between 0% and 200% of the Target Number of PRSUs. The Maximum Number of PRSUs represents 200% of the Target Number of PRSUs.

Performance-based Vesting Schedule: Subject to the terms and conditions of the Plan, Appendix A, Appendix B, and this paragraph, the number of PRSUs that vest on the applicable Vest Date (as defined in Appendix B) for each Measurement Period shall be based on the relative total stockholder return (“Relative TSR”) percentile ranking of the Company for each Measurement Period, provided Participant has provided continuous active Service to the Company or a Subsidiary from the Award Date through each applicable Vest Date (or such later date as may result from suspended vesting as provided below). Vesting will continue in accordance with the vesting schedule set forth herein during a leave of absence that is protected by Applicable Laws, provided that vesting shall cease if and when the leave of absence is no longer guaranteed by Applicable Laws. The Company may suspend vesting of the PRSUs during any unpaid personal leave of absence, except as otherwise required by Applicable Laws. Participant shall be deemed to have provided active Service with respect to a calendar month if Participant has worked any portion of that month. Following the completion of each Measurement Period, the Committee shall review and determine, on or before each Vest Date, the Relative TSR percentile ranking for the applicable Measurement Period and the number of PRSUs that vest according to the performance terms set forth in Appendix B; provided, however, that the Committee retains discretion to reduce, but not increase, the number of PRSUs that would otherwise vest as a result of the Company’s Relative TSR percentile ranking for each Measurement Period.

PLEASE READ ALL OF APPENDIX A, APPENDIX B AND APPENDIX C WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE PRSUs.

ELECTRONIC ARTS INC.
/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President and General Counsel

ACCEPTANCE:

By accepting the PRSUs, Participant acknowledges the grant of the PRSUs and agrees to voluntarily participate in the Plan. Participant hereby acknowledges that copies of the Plan and the Plan prospectus (“Prospectus”), are available upon request from the Company’s Stock Administration Department at StockAdmin@ea.com and can also be accessed electronically. Participant represents that Participant has read and understands the contents of the Plan, the Prospectus and the Award Agreement, and accepts the PRSUs subject to all the terms and conditions of the Plan and the Award Agreement. Participant understands and acknowledges that there may be tax consequences related to the grant and vesting of the PRSUs and the sale of the underlying Shares and that Participant should consult a tax advisor to determine the actual tax consequences of participation in the Plan. Participant must accept the PRSUs by executing and delivering a signed copy of this Award Agreement to the Company or by electronically accepting this Award Agreement pursuant to the online acceptance procedure established by the Company within thirty (30) days of receipt of the Award Agreement. Otherwise, the Company may, at its discretion, rescind the Award Agreement and the PRSUs granted thereunder in its entirety.

APPENDIX A

ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

1.    PRSU Grant. Each earned PRSU represents the unsecured right to receive one Share, subject to the terms and conditions contained in this Award Agreement and the Plan. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

2.    No Shareholder Rights. The PRSUs do not entitle Participant to any rights of a holder of Common Stock. The rights of Participant with respect to the PRSUs shall remain forfeitable at all times prior to the date on which such rights become vested.

3.    Settlement; Issuance of Shares.

(a)    Settlement. No Shares shall be issued to Participant prior to the date on which the PRSUs vest. After any PRSUs are earned and vest pursuant to the vesting schedule set forth in the first page of the Award Agreement, or, if earlier, pursuant to Section 4(b) and Section 4(c) below, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives or heirs, as the case may be, Shares in payment of such vested whole PRSUs; provided, however, that in the event such PRSUs do not vest on a day during which the Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Shares to be issued on the next Trading Day following the date on which such PRSUs vest; provided, further, that in no event shall the Company cause such Shares to be issued later than two and one-half (2 1/2) months after the date on which such PRSUs vest. For purposes of the PRSUs, the date on which the Shares underlying the PRSUs are issued shall be referred to as the “Settlement Date.”

(b)     Fractional Shares. No fractional shares shall be issued pursuant to the PRSUs, and any fractional share resulting from the vesting of the PRSUs in accordance with the terms of this Agreement shall be rounded down to the next whole share.

4.    Termination of Service.

(a)    Forfeiture of Unvested PRSUs Upon Termination of Service, Other than Death or Disability. In the event that Participant’s Service is Terminated for any reason other than death or Disability and the PRSUs are not yet fully vested as of the Termination Date, then any unvested PRSUs shall be forfeited immediately upon such Termination Date.

(b)    Termination of Service Due to Death. If Participant’s Service is Terminated due to death, any unvested PRSUs will vest in full; provided, however, the Shares subject to such vested PRSUs will not be released until the regularly scheduled Vest Date for each Measurement Period. The number of Shares released on each Vest Date will be determined based upon the actual Relative TSR percentile ranking for the applicable Measurement Period.

(c)    Termination of Service Due to Disability. In the event of a Termination due to the Disability of Participant, the Participant shall vest in a pro-rata portion of the PRSUs on each remaining Vest Date in the Performance Period thereafter, with such number of PRSUs vesting to be determined based upon the actual Relative TSR percentile ranking for the applicable Measurement Period, as set forth in Appendix B, and the number of months for which the Participant provided active Service during the Measurement Period, based upon the following pro-ration formula:

Number of PRSUs determined to vest on each Vest Date multiplied by the number of calendar months worked by Participant from (i) [insert start of performance period] through the date of Termination due to Disability divided by

(i) twelve (12) for the 1st Measurement Period; (ii) twenty-four (24) for the 2nd Measurement Period; and (iii) thirty-six (36) for the 3rd Measurement Period.

Participant shall be deemed to have provided active Service for a calendar month if Participant has worked any portion of that month.

5.    Forfeiture Upon Termination of Performance Period. Any PRSUs that are not earned and do not vest, pursuant to the terms of Appendix B, for the Performance Period shall be forfeited upon termination of the Performance Period.

6.    Suspension of Award and Repayment of Proceeds for Contributing Misconduct. If at any time the Committee reasonably believes that Participant has engaged in an act of misconduct, including, but not limited to an act of embezzlement, fraud or breach of fiduciary duty during Participant’s Service that contributed to an obligation to restate the Company’s financial statements (“Contributing Misconduct”), the Committee may suspend the vesting of Participant’s unvested PRSUs pending a determination of whether an act of Contributing Misconduct has been committed. If the Committee determines that Participant has engaged in an act of Contributing Misconduct, then any unvested PRSUs will be forfeited immediately upon such determination and the Committee may require Participant to repay to the Company, in cash and upon demand, any PRSU Gains (as defined below) resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon the settlement of the PRSUs if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “PRSU Gains” means, with respect to any sale or other disposition (including to the Company) of Shares issued or issuable upon vesting of PRSUs, an amount determined appropriate by the Committee in its sole discretion to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the Fair Market Value per Share at the time of such sale or other disposition multiplied by the number of Shares sold or disposed of. The return of PRSU Gains is in addition to and separate from any other relief available to the Company due to Participant’s Contributing Misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is designated as an “executive officer”, under Section 16 of the Exchange Act (“Section 16 Officer”), the determination of the Committee shall be subject to the approval of the Board.

7.    Change in Control.

(a)    Upon a Change in Control prior to the expiration of the Performance Period, the Committee shall review and approve the Relative TSR percentile ranking as of the effective date of the Change in Control (the “CiC TSR percentile ranking”) for the current Measurement Period, as set forth in Appendix B. The CiC TSR percentile ranking shall thereafter be applied to determine the number of Shares that vest on each remaining Vest Date in the Performance Period or pursuant to Section 7(b), and no other performance terms applicable thereto shall have any force or effect for purposes of determining the vesting of the PRSUs.
(b)    Notwithstanding any provision to the contrary in the Electronic Arts Inc. Change in Control Plan, as amended from time to time (the “CiC Plan”), or subsection (a) above, and subject to the timely execution, return, and non-revocation of a Severance Agreement and Release in the form substantially in the form attached to Appendix I to the CiC Plan, unvested PRSUs shall automatically vest: (i) as of the date of the Participant’s Termination of Service if such Termination occurs (i) during the three (3) months preceding the Change in Control or (ii) during the time period beginning on the effective date of the Change in Control and ending on the eighteenth month after the effective date of the Change in Control; and provided further that the Termination is initiated by the Company without Cause or by Participant for Good Reason (as these terms are defined in the CiC Plan), and such Termination is made in connection with the Change in Control as determined by the Committee in its sole discretion; provided that in the case of either clause (i) or clause (ii) of this provision, such Termination meets the criteria for a “separation from service” as defined in Treas. Reg. §1.409A-1(h).
8.    Section 280G Provision. If Participant, upon taking into account the benefit provided under the PRSUs and all other payments that would be deemed to be “parachute payments” within the meaning of Section 280G of the Code

(collectively, the “280G Payments”), would be subject to the excise tax under Section 4999 of the Code, notwithstanding any provision of the PRSUs to the contrary, Participant’s benefit under the PRSUs shall be reduced to an amount equal to (i) 2.99 times Participant’s “base amount” (within the meaning of Section 280G of the Code), (ii) minus the value of all other payments that would be deemed to be “parachute payments” within the meaning of Section 280G of the Code (but not below zero); provided, however, that the reduction provided by this sentence shall not be made if it would result in a smaller aggregate after-tax payment to Participant (taking into account all applicable federal, state and local taxes including the excise tax under Section 4999 of the Code). Participant’s benefit hereunder shall be reduced prior to any benefit owing to Participant under the CiC Plan may be reduced pursuant to Section 2.2 of the CiC Plan. Unless the Company and Participant otherwise agree in writing, all determinations required to be made under this Section 8, and the assumptions to be used in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accountants immediately prior to the events giving rise to the payment of such benefits (the “Accountants”). For the purposes of making the calculations required under this Section 8, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

9.    Nature of Plan and Award. In accepting the PRSUs, Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the grant of PRSUs is voluntary and occasional and does not create any contractual or other right to receive future PRSUs, or benefits in lieu of PRSUs, even if PRSUs have been granted in the past;

(c)    all decisions with respect to future grants of PRSUs or other grants, if any, will be at the sole discretion of the Company;

(d)    nothing in the Plan or the PRSUs shall confer on Participant any right to continue in the Service of the Company or, if different, Participant’s employing Subsidiary (the “Employer”) or any Subsidiary, or limit in any way the ability of the Company, the Employer, or any Subsidiary to terminate Participant’s Service relationship;

(e)    Participant is voluntarily participating in the Plan;

(f)    the PRSUs and the Shares subject to the PRSUs and the income and the value of the same are not intended to replace any pension rights or compensation under any pension arrangement;

(g)    the PRSUs and the Shares subject to the PRSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(h)    unless otherwise agreed with the Company, the PRSUs and the Shares subject to the PRSUs, and the income and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of any Subsidiary;

(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the PRSUs resulting from Termination of Participant’s Service (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant provides Service or the terms of Participant’s employment agreement, if any);

(k)    for purposes of the PRSUs, Participant’s Service will be considered Terminated as of the date Participant is no longer actively providing Service to the Company or any Subsidiary (regardless of the reason for such Termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is providing Service or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Committee, Participant’s right to vest in the PRSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is providing Service or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing Service for purposes of the PRSUs (including whether Participant may still be considered to be providing active Service while on a leave of absence);

(l)    unless otherwise provided in the Plan or by the Committee in its discretion, the PRSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the PRSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)    neither the Company, the Employer, nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to Participant pursuant to the settlement of the PRSUs or the subsequent sale of any Shares.

10.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

11.    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company and/or the Employer, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PRSUs, including, but not limited to, the grant, vesting or settlement of the PRSUs, the issuance of Shares upon settlement of the PRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalent rights; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PRSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)    withholding Shares from the vested PRSUs; or

(ii)     withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(iii)    withholding from proceeds of the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or

(iv)     any other method determined by the Company; provided, however, that if Participant is a Section 16 Officer, then withholding shall be done by the method set forth in (i) above, unless the use of such withholding method is prevented by Applicable Laws or has materially adverse accounting or tax consequences in which case withholding shall be done by the method set forth in (ii) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested PRSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

12.    Transferability. Except as otherwise provided in the Plan, no right or interest of Participant in the PRSUs, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the affected Participant’s rights and receive any property distributable with respect to the PRSUs upon Participant’s death.

13.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., PRSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is solely responsible for ensuring his or her compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

14.    Foreign Asset/Account Reporting Requirements; Exchange Controls. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the PRSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable, on these matters.

15.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.    Section 409A of the Code for U.S. Taxpayers. The PRSUs are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the PRSUs is made in a manner that qualifies for exemption from or complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company makes no representation that the PRSUs will be exempt from or compliant with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the PRSUs. Nothing in the Plan or this Award Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries based on matters covered by Section 409A of the Code, including the tax treatment of any payments made under this Award Agreement, and neither the Company nor any of its Subsidiaries will have any liability under any circumstances to Participant or any other party if the grant of the PRSUs, the settlement of the PRSUs or other event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

17.    Governing Law; Choice of Venue. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the exclusive jurisdiction of the courts of San Mateo County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this grant is made and/or to be performed.

18.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19.    Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. Furthermore, if Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

20.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Further, upon a determination that any term or other provision of this Award Agreement is illegal or otherwise incapable of being enforced, such term or other provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the illegal or unenforceable term or provision.

21.    Entire Agreement. The Award Agreement, including this Appendix A, Appendix B, and Appendix C and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

22.    Committee’s Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PRSUs have vested). All actions taken and all interpretations and determinations made by the Committee will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

23.    Appendix C. The PRSUs shall be subject to any special terms and conditions set forth in the Appendix C for Participant’s country, if any. If Participant relocates to one of the other countries included in the Appendix C during the life of the PRSUs, the special terms and conditions for such country shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix C constitutes part of this Award Agreement.

24.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PRSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Plan participant.

26.    Notice. Copies of the Plan and Prospectus are available electronically at http://eaworld.ea.com/StockAdministrationServices. The Company’s most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the “Financial Reports” link at http://investor.ea.com. The Plan, Prospectus, the Company’s annual report, and the Company’s financial statements are also available at no charge by submitting a request to the Company’s Stock Administration Department at StockAdmin@ea.com.

* * * * *

APPENDIX B
ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

PERFORMANCE VESTING TERMS

1.     Performance Period. The performance period for the PRSUs shall be the period of time beginning [insert date] and ending on [insert date] (the “Performance Period”). During the Performance Period there will be three (3) separate measurement periods of the Company’s Relative TSR (each a “Measurement Period”). Each Measurement Period has a corresponding Vest Date on which PRSUs will vest.

The Start Dates, End Dates and Vest Dates for the First, Second and Third Measurement Periods are:

	First Measurement Period	Second Measurement Period	Third Measurement Period
Start Date
End Date
Vest Date

2.    Target Number of PRSUs. The Target Number of PRSUs for each Measurement Period is:

	First Measurement Period	Second Measurement Period	Third Measurement Period
Target Number of PRSUs

3.    Performance Measure. The Performance Measure for the Performance Period is Relative TSR, as defined below.
4.    Vesting Scale. Subject to the Negative TSR Limitation, as defined below, the number of PRSUs that may vest for each Measurement Period will be determined by multiplying the Target Number of PRSUs by the Maximum Vest Percentage that corresponds to the Company’s Relative TSR percentile ranking according to the following schedule (the “Vesting Scale”):

	Relative TSR Percentile Ranking	Maximum Vest Percentage
	≥94th percentile	=200%
	61st to 93rd percentile	=100% plus 3% for each percentile >60th
TARGET	60th percentile	=100%
	11th to 59th percentile	=100% minus 2% for each percentile <60th
	≤10th percentile	=0%
If, based solely on the Vesting Scale above, less than the Target Number of PRSUs vest for a Measurement Period, then a number of unvested PRSUs equal to the Target Number of PRSUs for the Measurement Period minus the number of PRSUs vested for the Measurement Period vested (“Remaining PRSUs”) may remain outstanding and vest in a subsequent Measurement Period, as set forth below in Section 5 “Maximum Number of PRSUs”.

5.     Maximum Number of PRSUs. Following each Measurement Period, the maximum number of PRSUs that may vest on the corresponding Vest Date for the Measurement Period will be determined in accordance with methodology set forth in this Section 5 (“Maximum Number of PRSUs”) as follows:
(i)    First Measurement Period:
(1)    The number of PRSUs that vest will be between 0% and 200% of the Target Number of PRSUs stated for the First Measurement Period, as determined in accordance with the Vesting Scale and subject to the Committee’s discretion.
(2)     If the Maximum Vest Percentage for the First Measurement Period is less than 100%, then the Remaining PRSUs will remain outstanding and may incrementally vest, in accordance with the Vesting Scale, on the Vest Date immediately following the next Measurement Period for which the Company’s Relative TSR Percentile Ranking exceeds the Relative TSR Percentile Ranking for the First Measurement Period.

Illustrative Example 1:
Target Number of PRSUs for First Measurement Period = 25,000
Relative TSR Percentile Ranking for First Measurement Period = 40th percentile

Vesting

• 60% of the Target Number of PRSUs for the First Measurement Period may vest (15,000 shares).

Remaining PRSUs

• 40% of the Target Number of PRSUs for First Measurement Period (10,000 PRSUs) will remain outstanding and may vest for the Second or Third Measurement Period if the Relative TSR Percentile Ranking is greater than the 40th percentile.

(ii)    Second Measurement Period:
(1)    The number of PRSUs that vest will be between 0% and 200% of the Target Number of PRSUs stated for the Second Measurement Period, as determined in accordance with Vesting Scale and subject to the Committee’s discretion. In addition:
a.    if the Company’s Relative TSR Percentile Ranking for the Second Measurement Period is greater than the Relative TSR Percentile Ranking for the First Measurement Period and is equal to or exceeds the 60th percentile, then all of the Remaining PRSUs from the First Measurement Period may vest; or
b.    if the Company’s Relative TSR Percentile Ranking for the Second Measurement Period is greater than the Relative TSR Percentile Ranking for the First Measurement Period, but less than the 60th percentile, an additional number of the Remaining PRSUs from the First Measurement Period may vest to the extent that the number of PRSUs cumulatively vested in accordance with the Vesting Scale for the First Measurement Period and Second Measurement Period reflects vesting for both periods at the higher Relative TSR Percentile Ranking achieved in the Second Measurement Period.
(2)     If the Maximum Vest Percentage for the Second Measurement Period is less than 100%, then a number of Remaining PRSUs will remain outstanding and may incrementally vest, in accordance with the Vesting Scale, on the Vest Date for the Third Measurement Period, if the Company’s Relative TSR Percentile Ranking exceeds the Relative TSR Percentile Ranking for the First and/or Second Measurement Periods, with such number of Remaining PRSUs to be equal to the sum of:
a.     the Target Number of PRSUs for the First Measurement Period; minus the number of PRSUs vested, to date, for the First Measurement Period; and

b.     the Target Number of PRSUs for the Second Measurement Period minus the number of PRSUs vested for the Second Measurement Period.

Illustrative Example 2:
Target Number of PRSUs for Second Measurement Period = 25,000
Relative TSR Percentile Ranking for First Measurement Period = 40th percentile
Relative TSR Percentile Ranking for the Second Measurement Period = 50th percentile

Vesting

• 80% of the Target Number of PRSUs for the Second Measurement Period may vest (20,000 shares), plus
• 20% of the Target Number of PRSUs from the First Measurement Period (5,000 shares), which represents the incremental difference between (a) the percentage of the Target Number of PRSUs vested for the First Measurement Period (60%) and (b) the Maximum Vest Percentage (80%) achieved for the Second Measurement Period.

Remaining PRSUs

• 20% of the Target Number of PRSUs for First Measurement Period (5,000 PRSUs) will remain outstanding and may vest for the Third Measurement Period if the Relative TSR Percentile Rank for the Third Measurement Period is greater than the 50th percentile; and

• 20% of the Target Number of PRSUs for the Second Measurement Period (5,000 PRSUs) will remain outstanding and may vest for the Third Measurement Period, if the Relative TSR Percentile Rank for the Third Measurement Period is greater than the 50th percentile.

(iii)    Third Measurement Period:
(1)    The number of PRSUs that vest will be between 0% and 200% of the Target Number of PRSUs stated for the Third Measurement Period as determined in accordance with the Vesting Scale and subject to the Committee’s discretion. In addition:
a.    If the Company’s Relative TSR Percentile Ranking for the Third Measurement Period is greater than the Relative TSR Percentile Ranking for the First and/or Second Measurement Period and is equal to or exceeds 60, then all of the Remaining PRSUs from the First Measurement Period and the Second Measurement Period may vest.
b.    If the Company’s Relative TSR Percentile Ranking for the Third Measurement Period is greater than the Relative TSR Percentile Ranking for the First Measurement Period and/or the Second Measurement Period, but less than 60, an additional number of the Remaining PRSUs from the First Measurement Period and/or Second Measurement Period may vest to the extent that the number of PRSUs cumulatively vested for each of the First, Second and Third Measurement Periods reflects vesting for all three periods at the Relative TSR Percentile ranking achieved for the Third Measurement Period.

Illustrative Example 3:
Target Number of PRSUs for Third Measurement Period = 25,000
Relative TSR Percentile Ranking for First Measurement Period = 40th percentile
Relative TSR Percentile Rank for the Second Measurement Period = 50th percentile
Relative TSR Percentile Rank for the Third Measurement Period = 58th percentile

Vesting

• 96% of the Target Number of PRSUs for the Third Measurement Period may vest (24,000 shares), plus
• 16% of the Target Number of PRSUs from the First Measurement Period (4,000 shares) which represents the incremental difference between (a) the percentage of the Target Number of PRSUs cumulatively vested for the First Measurement Period and Second Measurement Period (80%) and (b) the Maximum Vest Percentage (96%) achieved for the Third Measurement Period; plus

• 16% of the Target Number of PRSUs from the Second Measurement Period (4,000 shares), which represents the incremental difference between the percentage of the Target Number of PRSUs vested for the Second Measurement Period (80%) and the Maximum Vest Percentage (96%) achieved for the Third Measurement Period.

Remaining PRSUs

• All Remaining PRSUs, if any, shall be forfeited following the final Vest Date of the Performance Period.
(iv)     Notwithstanding Sections 5(i) through (iii) above, for any Measurement Period for which the Company’s TSR is negative, the Maximum Number of Awards Units that vest shall not exceed the Target Number of PRSUs for that Measurement Period plus the Remaining PRSUs, if any, even if the Relative TSR Percentile Ranking of the Company is equal to or exceeds the 60th percentile (the “Negative TSR Limitation”).
6.     Determination of Relative TSR. “Relative TSR” means the Company’s Total Stockholder Return relative to the Total Stockholder Returns of the other Group Companies. Relative TSR will be determined by ranking the Group Companies from the highest to lowest according to their respective Total Stockholder Return, then calculating the Relative TSR percentile ranking of the Company relative to the other Group Companies as follows:

P	=	1	-	(	R-1)
N-1

Where:

“P” represents the Relative TSR percentile ranking rounded to the nearest whole percentile

“R” represents the Company’s ranking among the Group Companies

“N” represents the number of Group Companies

“Total Stockholder Return” means the number calculated by dividing (i) the Closing Average Share Value minus the Opening Average Share Value (in each case adjusted to take into consideration the cumulative amount of dividends per share for the Measurement Period, assuming reinvestment, as of the of applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders) by (ii) the Opening Average Share Value.

“Opening Average Share Value” means the average of the daily closing prices per share of a Group Company’s stock as reported on the NASDAQ for all Trading Days in the 90 calendar days immediately following and including [insert date].

“Closing Average Share Value” means the average of the daily closing prices per share of a Group Company’s stock as reported on the NASDAQ for all Trading Days in the Closing Average Period.

“Closing Average Period” means (i) in the absence of a Change in Control of the Company, the 90 calendar days immediately prior to and including [insert date] for the First Measurement Period; the 90 calendar days immediately prior to and including [insert date] for the Second Measurement Period; and the 90 calendar days immediately prior to and including [insert date] for the Third Measurement Period; or (ii) in the event of a Change in Control, the 90 calendar days immediately prior to and including the effective date of the Change in Control.

“Group Companies” means those companies listed in the NASDAQ-100 Index on [insert date]. The Group Companies may be changed as follows:

(i)    In the event of a merger, acquisition or business combination transaction of a Group Company with or by another Group Company, the surviving entity shall remain a Group Company;

(ii)    In the event of a merger, acquisition, or business combination transaction of a Group Company with or by another company that is not a Group Company, or “going private transaction” where the Group Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Group Company; and

(iii)    In the event of a bankruptcy of a Group Company, such company shall remain a Group Company and its stock price will continue to be tracked for purposes of the Relative TSR calculation. If the company liquidates, it will remain a Group Company and its stock price will be reduced to zero for all remaining Measurement Periods in the Performance Period.

7.     Award Vesting. The Committee will review and approve the Relative TSR percentile ranking of the Company after the End Date of each Measurement Period and determine the actual number of PRSUs that vest for that Measurement Period on or before each applicable Vest Date.

APPENDIX C
ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY-SPECIFIC TERMS AND CONDITIONS

All capitalized terms used in this Appendix C that are not defined herein have the meanings defined in the Plan.  This Appendix C constitutes part of the Award Agreement.
Terms and Conditions
This Appendix C includes additional or different terms and conditions that govern the PRSUs if Participant works or resides in one of the countries listed below.  Participant understands that if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment or residency after the Award Date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.
Notifications
This Appendix C also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2019.  Such laws are often complex and change frequently.  As a result, Participant should not rely on the information in this Appendix C as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the PRSUs vest or at the time Participant sells the Shares.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.  Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment or residency after the Award Date or is considered a resident of another country for local law purposes, the information contained herein may not apply to Participant.
ALL COUNTRIES

Terms and Conditions

Data Privacy.

(a)    Data Collection and Usage. The Company or the Employer may collect, process and use certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, office address (including department and employing entity) and telephone number, e-mail address, date of birth, citizenship, country of residence at the time of grant, work location country, system employee ID, employee local ID, employment status (including international status code), supervisor (if applicable), job code, job title, salary, bonus target and bonuses paid (if applicable), termination date and reason, tax payer’s identification number, tax equalization code, US Green Card holder status, contract type (single/dual/multi), social insurance number, passport or other identification number (e.g., resident registration number), nationality, any directorships held in the Company, any shares of stock held, details of all RSUs or any other equity awards granted, canceled, forfeited, exercised, vested, unvested or outstanding with respect to Participant, estimated tax withholding rate, brokerage account number (if applicable), and brokerage fees (“Data”), for the purposes of implementing, administering and managing the Plan.

The legal basis, where required, for the processing of Data is the Company’s legitimate business interest of providing discretionary benefits under the Plan to Participant.

(b)    Stock Plan Administration Service Providers. The Company may transfer Data to third parties, including E*Trade Corporate Financial Services, Inc. and E*Trade Securities LLC (“E*Trade”), who assists the Company with the implementation, administration and management of the Plan. The Company may select different service providers or additional service providers and share Data with such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(c)    International Data Transfers. The Company and its service providers are based in the United States. Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Company’s legitimate business interest of providing discretionary benefits under the Plan to Participant.

For Participants in the European Economic Area (“EEA”), Switzerland or the United Kingdom, the Company provides appropriate safeguards for protecting Data that it receives in the U.S. through its adherence to the EU - U.S. Privacy Shield Framework (“Privacy Shield”). The Privacy Shield Privacy Statement is available at the Company’s Privacy Shield Certification. Further, information about the Privacy Shield is on the U.S. Department of Commerce’s website, including the list of participating companies at https://www.privacyshield.gov/list.

(d)    Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities laws.

(e)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Participant is providing the accepting the RSUs on a purely voluntary basis. The processing activity is pursuant to the Company’s legitimate business interest of providing the benefits under the Plan to Participant. Participant may opt out of such processing, although this would mean that the Company could not grant PRSUs under the Plan to Participant. For questions about opting out, Participant should contact eu_privacy@ea.com or StockAdmin@ea.com.

(f)    Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s jurisdiction. Depending on where Participant is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Participant can contact eu_privacy@ea.com or StockAdmin@ea.com.

(g)    Electronic Acceptance. By accepting the PRSUs and indicating consent via the Company’s acceptance procedure, Participant is declaring that Participant agrees with the data processing practices described herein and further consent to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

CANADA

Terms and Conditions

Settlement; Issuance of Shares. This provision supplements Section 3 of the Award Agreement:
Notwithstanding any discretion in the Plan, PRSUs granted to Participants in Canada shall be paid in Shares and not in cash or a combination of cash and Shares.

Nature of Plan and Award.  This provision replaces Section 9(k) of the Award Agreement:
For purposes of the PRSUs, Participant’s Service will be considered Terminated as of the date that is the earlier of: (a) the date Participant’s Service with the Company, the Employer or a Subsidiary is Terminated, (b) the date Participant receives written notice of Termination from the Company or the Employer, regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where Participant provides Service or the terms of Participant’s employment or service contract, if any; or (c) the date Participant is no longer providing Services to the Company or a Subsidiary (the “Termination Date”) (regardless of the reason for such Termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant provides Service or the terms of Participant’s employment or service contract, if any) and, unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the PRSUs under the Plan, if any, will terminate as of the Termination Date; in the event the date Participant is no longer actively providing Service cannot be reasonably determined under the terms of the Award Agreement and the Plan, the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing Service for purposes of the PRSUs (including whether Participant may still be considered to be actively providing Service while on a leave of absence).
The following terms and conditions will apply if Participant is a resident of Quebec:

Data Privacy. This provision supplements the Data Privacy section of this Appendix C:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company, any Subsidiary and the administrator of the Plan to record such information and to keep such information in his or her employee file.
Notifications

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. Shares of the Company’s Common Stock are currently listed on the Nasdaq Global Select Market in the United States of America.
Foreign Asset/Account Reporting Information. Participant is required to report any foreign property (including Shares acquired under the Plan) on Form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign property exceeds C$100,000 at any time in the year. The PRSUs must be reported – generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at the time of acquisition, but if Participant owns other shares of the Company’s Common Stock, this ACB may have to be averaged with the ACB of the other shares. If due, the form must be filed by April 30th of the following year. Participant should consult a personal legal advisor to ensure compliance with applicable reporting obligations.

ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE
NON-EMPLOYEE DIRECTORS

[Box with Participant Information]

Electronic Arts Inc., a Delaware corporation (the “Company”), hereby grants on the date hereof (the “Award Date”) to the individual named above (“Participant”) Restricted Stock Units (“RSUs”) issued under the Company’s 2019 Equity Incentive Plan, as may be amended from time to time (the “Plan”). Each RSU represents the right to receive a share of the Company’s Common Stock (“Share”) upon vesting and settlement of the RSU. The RSUs are subject to all the terms and conditions set forth herein, including the terms and conditions in the attached Appendix A, (the “Award Agreement”) and in the Plan, the provisions of which are incorporated herein by reference. All capitalized terms used in this Award Agreement that are not defined herein have the meanings set forth in the Plan.

Key features of the RSUS are as follows:

[Box with grant information Award Date/number of shares subject to Award]

Vesting Schedule: Subject to the terms and conditions of the Plan and the Award Agreement, the Restricted Stock Units shall vest on the earlier of (i) the [insert] Annual Meeting of the Stockholders or (ii) 12 months from the Award Date, provide in the case of clause (i) or clause (ii) that the Participant is and has remained continuously in the active Service of the Company as a member of the Board.

PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE RSUs.

ELECTRONIC ARTS INC.
/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President and General Counsel

ACCEPTANCE:

By accepting the RSUs, Participant acknowledges the grant of the RSUs and agrees to voluntarily participate in the Plan. Participant hereby acknowledges that copies of the Plan and the Plan prospectus (“Prospectus”) are available upon request from the Company’s Stock Administration Department at StockAdmin@ea.com and can also be accessed by the Participant electronically. Participant represents that Participant has read and understands the contents of the Plan, the Prospectus and the Award Agreement, and accepts the RSUs subject to all the terms and conditions of the Plan and the Award Agreement. Participant understands and acknowledges that there may be tax consequences related to the grant and vesting of the RSUs and the sale of the underlying Shares and that Participant should consult a tax advisor to determine the actual tax consequences of participation in the Plan. Participant must accept the RSUs by executing and delivering a signed copy of this Award Agreement to the Company or by electronically accepting this Award Agreement pursuant to the online acceptance procedure established by the Company within thirty (30) days of receipt of the Award Agreement. Otherwise, the Company may, at its discretion, rescind the Award Agreement and the RSUs granted thereunder in its entirety.

APPENDIX A

ELECTRONIC ARTS INC.
2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
NON-EMPLOYEE DIRECTORS

1.    RSU Grant. Each RSU represents the unsecured right to receive one Share, subject to certain restrictions and subject to the terms and conditions contained in this Award Agreement and the Plan. In the event of any conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

2.    No Shareholder Rights. The RSUs do not entitle Participant to any rights of a holder of Common Stock. The rights of Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such rights become vested.

3.    Settlement; Issuance of Shares.

(a)    Settlement. No Shares shall be issued to Participant prior to the date on which the RSUs vest. After any RSUs vest pursuant to the vesting schedule set forth in the first page of the Award Agreement, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives or heirs, as the case may be, Shares in payment of such vested whole RSUs; provided, however, that in the event such RSUs do not vest on a day during which the Common Stock is quoted on the Nasdaq Global Select Market (or traded on such other principal national securities market or exchange on which the Common Stock may then be listed) (“Trading Day”), the Company shall cause Shares to be issued on the next Trading Day following the date on which such RSUs vest; provided, further, that in no event shall the Company cause such Shares to be issued later than two and one-half (2 1/2) months after the date on which such RSUs vest. For purposes of the RSUs, the date on which the Shares underlying the RSUs are issued shall be referred to as the “Settlement Date.”

(b)    Fractional Shares. No fractional shares shall be issued pursuant to the RSUs, and any fractional share resulting from the vesting of the RSUs in accordance with the terms of this Agreement shall be rounded down to the next whole share.

4.    Termination of Service.

(a)    Generally. In the event that Participant’s active Service is Terminated for any reason and the RSUs have not vested as of the Termination Date, then any unvested RSUs shall be forfeited immediately upon such Termination Date.

(b)    Deferral Election. In the event that Participant has previously elected to defer settlement of the RSUs in accordance with the requirements of Code Section 409A and Terminates active Service, all Shares subject to the RSUs that vested prior to the Termination Date and that have not been settled to Participant shall instead be distributed within two (2) months following Participant’s Separation from Service, notwithstanding Participant’s prior deferral election. For purposes of this Award Agreement, “Separation from Service” means termination of service with the Company as described in Section 409A of the Code. Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, no settlement of Shares shall be made that would constitute an impermissible acceleration of payments as defined in Section 409A(a)(3) of the Code and regulations promulgated thereunder.

5.    Nature of Plan and Award. In accepting the RSUs, Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)    the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)    all decisions with respect to future grants of RSUs or other grants, if any, will be at the sole discretion of the Company;

(d)    nothing in the Plan or the RSUs shall confer on Participant any right to continue in the Service of the Company or limit in any way the ability of the Company to terminate Participant’s Service relationship;

(e)    Participant is voluntarily participating in the Plan;

(f)    the RSUs and the Shares subject to the RSUs and the income and the value of the same are not intended to replace any pension rights or compensation under any pension arrangement;

(g)    the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(h)    unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of any Subsidiary;

(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination of Participant’s Service (for any reason whatsoever and whether or not later found to be invalid);

(k)    for purposes of the RSUs, Participant’s Service will be considered Terminated as of the date Participant is no longer actively providing Services to the Company and unless otherwise expressly provided in this Award Agreement or determined by the Board, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date;

(l)    unless otherwise provided in the Plan or by the Board in its discretion, the RSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m)    neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares.

6.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

7.    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility. Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting, deferral or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

8.    Transferability. Except as otherwise provided in the Plan, no right or interest of Participant in the RSUs, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company.  Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the affected Participant’s rights and receive any property distributable with respect to the RSUs upon Participant’s death.

9.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on his or her country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is solely responsible for ensuring his or her compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

10.    Foreign Asset/Account Reporting Requirements; Exchange Controls. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that he or she should consult Participant’s personal tax and legal advisors, as applicable, on these matters.

11.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

12.    Section 409A of the Code for U.S. Taxpayers. The RSUs are intended to comply with Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the RSUs is made in a manner that qualifies for exemption from or complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical; provided, however, that the Company makes no representation that the RSUs will be exempt from or compliant with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the RSUs. Nothing in the Plan or this Award Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries based on matters covered by Section 409A of the Code, including the tax treatment of any payments made under this Award Agreement, and neither the Company nor any of its Subsidiaries will have any liability under any circumstances to Participant or any other party if the grant of the RSUs, the settlement of the RSUs or other event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Board with respect thereto.

13.    Governing Law; Choice of Venue. This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the exclusive jurisdiction of the courts of San Mateo County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this grant is made and/or to be performed.

14.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

15.    Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Award Agreement. Furthermore, if Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Further, upon a determination that any term or other provision of this Award Agreement is illegal or otherwise incapable of being enforced, such term or other provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the illegal or unenforceable term or provision.

17.    Entire Agreement. The Award Agreement, any deferral election and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

18.    Board’s Authority. The Board will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Board will be final and binding upon Participant, the Company and all other interested persons. No member of the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

19.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Plan participant.

21.    Notice. Copies of the Plan and Prospectus are available electronically at http://eaworld.ea.com/StockAdministrationServices. The Company’s most recent annual report and published financial statements are available electronically as soon as practicable after their publication by clicking the “Financial Reports” link at http://investor.ea.com. The Plan, Prospectus, the Company’s annual report, and the Company’s financial statements are also available at no charge by submitting a request to the Company’s Stock Administration Department at StockAdmin@ea.com.

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